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                       HUTCHINSON TECHNOLOGY INCORPORATED






                         ______________________________


                             NOTE PURCHASE AGREEMENT

                            Dated as of July 26, 1996

                         ______________________________






                     $25,000,000 7.85% Senior Notes due 2003
                     $25,000,000 8.07% Senior Notes due 2006


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


                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.   THE NOTES; THE CLOSINGS; ETC. . . . . . . . . . . . . . . . . . . . . .   1
     1.1. Authorization and Description of Notes . . . . . . . . . . . . . .   1
     1.2. Sale and Purchase of Notes . . . . . . . . . . . . . . . . . . . .   2
     1.3. Closings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.4. Application of Proceeds. . . . . . . . . . . . . . . . . . . . . .   3
     1.5. Purchase for Investment. . . . . . . . . . . . . . . . . . . . . .   3
     1.6. Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . . .   3

2.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.1. Proceedings Satisfactory . . . . . . . . . . . . . . . . . . . . .   4
     2.2. Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . . .   5
     2.3. Representations and Warranties . . . . . . . . . . . . . . . . . .   5
     2.4. Performance; No Default. . . . . . . . . . . . . . . . . . . . . .   5
     2.5. Compliance Certificate . . . . . . . . . . . . . . . . . . . . . .   5
     2.6. Legal Investment . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.7. Absence of Certain Events. . . . . . . . . . . . . . . . . . . . .   5
     2.8. Consents and Approvals . . . . . . . . . . . . . . . . . . . . . .   6
     2.9. Fees Payable at Closing. . . . . . . . . . . . . . . . . . . . . .   6
     2.10.     Private Placement Number. . . . . . . . . . . . . . . . . . .   6
     2.11.     Related Transactions. . . . . . . . . . . . . . . . . . . . .   6

3.   PAYMENT AND PREPAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . .   7
     3.1. Required Annual Prepayments and Payments at Maturity . . . . . . .   7
     3.2. Optional Prepayments with Makewhole Amount . . . . . . . . . . . .   7
     3.3. Notice of Optional Prepayments; Calculation of Makewhole Amount. .   8
     3.4. Allocation of Partial Prepayments. . . . . . . . . . . . . . . . .   8
     3.5. Maturity; Surrender, etc.. . . . . . . . . . . . . . . . . . . . .   8
     3.6. Limitation on Prepayment and Acquisition of Notes. . . . . . . . .   8
     3.7. Payments Due on Other than a Business Day. . . . . . . . . . . . .   8

4.   FINANCIAL STATEMENTS; INFORMATION . . . . . . . . . . . . . . . . . . .   9

5.   INSPECTION OF PROPERTIES AND BOOKS. . . . . . . . . . . . . . . . . . .  13

6.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     6.1. Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . . .  13
     6.2. Maintenance of Certain Financial Conditions. . . . . . . . . . . .  13
     6.3. Debt; Maximum Funded Debt and Current Debt . . . . . . . . . . . .  13
     6.4. Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     6.5. Investments, etc.. . . . . . . . . . . . . . . . . . . . . . . . .  18
     6.6. Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . .  20
     6.7. Transactions with Affiliates; Remuneration . . . . . . . . . . . .  20

Section                                                                     Page
-------                                                                     ----

     6.8.  Subsidiary Stock and Debt. . . . . . . . . . . . . . . . . . . . . 21
     6.9.  Consolidation, Merger, Sale of Assets, etc.. . . . . . . . . . . . 21
     6.10. Restrictions on Long Term Leases . . . . . . . . . . . . . . . . . 22
     6.11. Subordination of Claims. . . . . . . . . . . . . . . . . . . . . . 22
     6.12. Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.13. Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . 23
     6.14. Books and Records; Fiscal Year . . . . . . . . . . . . . . . . . . 23
     6.15. Corporate Existence; Licenses  . . . . . . . . . . . . . . . . . . 24
     6.16. Payment of Taxes, Claims for Labor and Materials, etc. . . . . . . 24
     6.17. Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . 24
     6.18. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.19. Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 25
     6.20. Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 25
     6.21. Maintenance of Office. . . . . . . . . . . . . . . . . . . . . . . 25

7.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . . 26
     7.1.  Organization and Authority of the Company, etc.. . . . . . . . . . 26
     7.2.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     7.3.  Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     7.4.  Business and Property; Financial Statements, etc.. . . . . . . . . 27
     7.5.  Changes, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.6.  Compliance with Laws, Other Instruments, etc.. . . . . . . . . . . 28
     7.7.  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . 28
     7.8.  Debt, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     7.9.  Title to Property; Leases; Investments . . . . . . . . . . . . . . 29
     7.10. Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     7.11. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     7.12. Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . 30
     7.13. Private Offering . . . . . . . . . . . . . . . . . . . . . . . . . 31
     7.14. Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . 31
     7.15. Licenses, Patents, Trademarks, Authorizations, etc.  . . . . . . . 32
     7.16. Status Under Certain Statutes; Other Regulations . . . . . . . . . 32
     7.17. Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     7.18. Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.19. Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . 33

8.   EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . . . . . . . . . . . . 34
     8.1.  Events of Default Defined; Acceleration of Maturity. . . . . . . . 34
     8.2.  Default Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.3.  Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . 37
     8.4.  Remedies Not Waived. . . . . . . . . . . . . . . . . . . . . . . . 38

9.   DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . 38
     9.1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . 38

Section                                                                     Page
-------                                                                     ----

     9.2.  Accounting Terms, etc. . . . . . . . . . . . . . . . . . . . . . . 52
     9.3.  Directly or Indirectly . . . . . . . . . . . . . . . . . . . . . . 53

10.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES . . . . . . . . . . . . . . 53
     10.1. Note Register  . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     10.2. Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . 53
     10.3. Owners and Holders of Notes  . . . . . . . . . . . . . . . . . . . 53

11.  LOST, ETC. NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

12.  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . 54

13.  DIRECT PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

14.  LIABILITIES OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . 55

15.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     15.1. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     15.2. Reliance on and Survival of Representations  . . . . . . . . . . . 56
     15.3. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 56
     15.4. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     15.5. LAW GOVERNING  . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     15.6. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL . . . . . . . . . 57
     15.7. Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     15.8. Substitution of Purchaser  . . . . . . . . . . . . . . . . . . . . 58
     15.9. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 58
     15.10.Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     15.11.Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . 58


SIGNATURE PAGE

SCHEDULE I     Information Concerning Purchasers

SCHEDULE II    Information Concerning Subsidiaries and Qualification

SCHEDULE III   Existing Debt of the Company and Subsidiaries

SCHEDULE IV    Existing Leases of the Company and Subsidiaries

SCHEDULE V     Existing Investments of the Company and Subsidiaries

EXHIBIT A-1    Form of Series A Note

EXHIBIT A-2    Form of Series B Note

EXHIBIT B      Form of Opinion of Company's Counsel

                       HUTCHINSON TECHNOLOGY INCORPORATED
                              40 West Highland Park
                           Hutchinson, Minnesota 55350


          Re:  $25,000,000 7.85% Senior Notes due 2003
               $25,000,000 8.07% Senior Notes due 2006


                                   as of July 26, 1996


To the Institutional Investor Identified on the Signature Page of this Agreement

Ladies and Gentlemen:

          The undersigned, HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (the "COMPANY"), hereby agrees with you as follows:

          1.   THE NOTES; THE CLOSINGS; ETC.

          1.1. AUTHORIZATION AND DESCRIPTION OF NOTES. The Company has duly authorized the issuance and sale of

          (a) $25,000,000 in aggregate principal amount of its 7.85% Senior Notes due 2003 (the "SERIES A NOTES", such term to include any such notes delivered in accordance with the terms hereof and of the Other Agreements referred to below in substitution, replacement or exchange for any such notes previously issued hereunder or thereunder), each of which shall (i) bear interest from the date thereof on the unpaid principal amount thereof at the rate of 7.85% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semiannually in arrears on January 26 and July 26 of each year, commencing on January 26, 1997, and with interest on any overdue principal (including any overdue required or optional prepayment of principal) and Makewhole Amount, if any, and (to the extent permitted by applicable law) any overdue interest, at the rate of 9.85% per annum until paid, such overdue interest, if any, to be payable semiannually as aforesaid or, at the option of the registered holder of such Note, on demand, (ii) be subject to required prepayment in the amounts and on the dates specified in SECTION 3.1(a), (iii) mature and be payable as to the entire remaining unpaid principal amount thereof on July 26, 2003, and (iv) be in substantially the form of EXHIBIT A-1; and

          (b) $25,000,000 in aggregate principal amount of its 8.07% Senior Notes due 2006 (the "SERIES B NOTES", such term to include any such notes delivered in accordance with the terms hereof and of said Other Agreements in substitution, replacement or exchange for any such notes previously issued hereunder or thereunder), each of which shall (i) bear interest from the date thereof on the unpaid principal amount thereof at the rate of 8.07% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semiannually in arrears on May 26 and November 26 of each year, commencing on May 26, 1997, and with interest on any overdue principal (including any overdue required or optional prepayment of principal) and Makewhole Amount, if any, and (to the extent permitted by applicable law) any overdue interest, at the rate of 10.07% per annum until paid, such overdue interest, if any, to be payable semiannually as aforesaid or, at the option of the registered holder of such Note, on demand, (ii) be subject to required prepayment in the amounts and on the dates specified in SECTION 3.1(b), (iii) mature and be payable as to the entire remaining unpaid principal amount thereof on November 26, 2006 and (iv) be in substantially the form of EXHIBIT A-2.

The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "NOTES" and separately as a "SERIES" of Notes. Except as the context may otherwise require, terms used and not otherwise defined herein shall have the respective meanings attributed thereto in SECTION 9. Unless otherwise specified, any reference in this Agreement to a particular section or other subdivision, or to a particular schedule or exhibit, shall be considered a reference to that section or other subdivision of, or to that schedule or exhibit to, this Agreement.

          1.2. SALE AND PURCHASE OF NOTES. (a) The Company will issue and sell to you and, subject to the terms and conditions hereof and in reliance on the representations and warranties of the Company contained herein and the representations and warranties otherwise made by or on behalf of the Company in writing in connection with the transactions contemplated hereby, you will purchase from the Company, at one of the Closings provided for in SECTION 1.3, as specified in SCHEDULE I, Notes of the series and in the aggregate principal amount shown opposite your name on SCHEDULE I at the purchase price of 100% of such principal amount.

          (b) The Company represents and warrants that contemporaneously herewith it is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement (except for the name and signature of the purchaser at the end thereof) with each of the other institutional purchasers (the "OTHER PURCHASERS") named in SCHEDULE I, providing for the issuance and sale to each of the Other Purchasers at one of such Closings, as specified in SCHEDULE I, of Notes of the series and in the aggregate principal amount shown opposite its name on said SCHEDULE I at the purchase price of 100% of such principal amount. This Agreement and the Other Agreements are to be separate agreements and the purchase of Notes by you and each of the Other Purchasers are to be separate and several purchases. This Agreement and the Other Agreements are herein sometimes collectively referred to as the "AGREEMENTS".

          1.3. CLOSINGS. The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall take place on two dates (each herein called a "CLOSING DATE", and the closing held hereunder on each such date herein called a "CLOSING"), namely (a) July 26, 1996, or such subsequent Business Day not later than July 31, 1996 as you, the Other Purchasers and the Company shall agree (the "SERIES A CLOSING DATE"), and (b) November 26, 1996, or such subsequent Business Day not later than December 15, 1996 as you, the Other Purchasers and the Company shall agree (the "SERIES B CLOSING DATE"). Each Closing shall take place at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036-7794, commencing at 9:30 A.M., New York City time. At the Closing on the Closing Date at which you are scheduled to purchase Notes, the Company will deliver to you the Notes to be purchased by you in the form of one or more Notes (as you may designate), dated such Closing Date and registered in your name (or the name of your nominee), against delivery by you to the Company of the purchase price therefor by wire transfer of the amount thereof to the Company's account No. 07-55-817 maintained at Norwest Bank Minnesota, National Association, ABA No. 091000019. If at such Closing the Company shall fail to tender such Notes to you as provided herein, or if at such Closing any of the conditions specified in SECTION 2 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

          1.4. APPLICATION OF PROCEEDS. The Company will apply the proceeds from the sale of the Notes (subject in any event to the provisions of SECTION 7.14) as follows:

          (a) approximately $35,000,000 of such proceeds will be applied to the payment of costs incurred in the construction of the Company's photoetching facility in Eau Claire, Wisconsin; and

          (b) the balance of such proceeds will be used for capital expenditures and other general corporate purposes of the Company.

          1.5. PURCHASE FOR INVESTMENT. You represent to the Company that on the Closing Date on which you purchase Notes you will acquire such Notes for your own account and not with a view to, or for sale in connection with, the distribution (as such term is used in Section 2(11) of the Securities Act) of any part thereof, PROVIDED that the disposition of your property shall at all times be and remain within your control. You and the Company each acknowledge that each Note is a "security" as defined in Section 2(1) of the Securities Act and Section 3(a)(10) of the Exchange Act.

          1.6. SOURCE OF FUNDS. (a) You represent to the Company that at least one of the following statements is an accurate representation as to each source of funds to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (i) no part of such funds constitutes assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest; or

          (ii) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by you, you have disclosed to the Company the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this clause (ii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan); or

          (iii) such funds constitute assets of one or more specific employee benefit plans which you have identified in writing to the Company; or

          (iv) no part of such funds constitutes assets of any employee benefit plan.

          (b) If your source of funds includes assets of your insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60), you represent to the Company that no employee benefit plan or employee benefit plans maintained by a single employer (including an "affiliate" thereof, as defined in Section V(a) of PTCE 95-60) or employee organization hold an interest or interests either as contractholders or as the beneficial owners of contracts in such general account, the reserves and liabilities for which exceed 10% of the sum of all reserves and liabilities of such general account plus your surplus, such reserves and liabilities and such surplus in each case being calculated in accordance with the applicable provisions of PTCE 95-60.

          (c) As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          2. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder at the Closing on the Closing Date on which you are scheduled to purchase such Notes is subject to the fulfillment to your satisfaction, prior to or at such Closing, of each of the following conditions:

          2.1. PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the authorization, issuance and sale of the Notes to be issued on such Closing Date and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form, scope and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of such documents and papers as you or they may reasonably request in connection therewith.

          2.2. OPINIONS OF COUNSEL. You shall have received favorable opinions, each dated such Closing Date, addressed to you and satisfactory in form, scope and substance to you, from (a) Faegre & Benson LLP, special counsel to the Company, substantially in the form of EXHIBIT B and covering such other matters as you or your special counsel may reasonably request, and
(b) Coudert Brothers, your special counsel in connection with the transactions contemplated by this Agreement, covering such matters as you may reasonably request.

          2.3. REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement or otherwise made by or on behalf of the Company in writing in connection with the transactions contemplated hereby shall be true and correct when made and (except as affected by the consummation of such transactions) as of the time of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing Date.

          2.4. PERFORMANCE; NO DEFAULT. The Company shall have performed all agreements and complied with all conditions contained herein required to be performed or complied with by it prior to or at such Closing, and at the time of such Closing (and after giving effect to the sale of the Notes to be issued and sold by it at such Closing and the application of the proceeds of such sale) no condition or event shall exist which constitutes a Default or an Event of Default.

          2.5. COMPLIANCE CERTIFICATE. The Company shall have delivered to you an Officers' Certificate, dated such Closing Date, certifying that the conditions specified in SECTIONS 2.3 AND 2.4 have been fulfilled.

          2.6. LEGAL INVESTMENT. On such Closing Date the Notes to be purchased by you hereunder shall be and qualify as a legal investment for you under the laws and regulations of each jurisdiction to which you may be subject (without resort to any basket or leeway provisions of said laws, such as New York Insurance Law Section 1405(a)(8)) and the purchase thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation; and you shall have received such certificates or other evidence as you may request demonstrating the satisfaction of this condition.

          2.7. ABSENCE OF CERTAIN EVENTS. There shall not have occurred any Material Adverse Change in the Business or Condition of the Company or of the Company and its Subsidiaries taken as a whole from that reflected in the most recent audited financial statements of the Company referred to in SECTION 7.4, copies of which shall have been delivered to you. Subsequent to the date of the balance sheet included in such financial statements and prior to the Series A Closing Date, neither the Company nor any of its Subsidiaries shall have consolidated or merged with or into, or participated in a share exchange with, any Person, or sold, leased or otherwise disposed of any assets or properties other than in the ordinary course of business, except that HTI Export, Ltd., a United States Virgin Islands corporation and a former Wholly Owned Subsidiary of the

Company, shall have transferred its assets to HTI Export and shall have thereafter been dissolved.

          2.8. CONSENTS AND APPROVALS. All actions, approvals, consents, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings (collectively, "APPROVALS"), if any, which are required to be taken, given, obtained, filed or recorded, as the case may be, by or from or with (a) any Governmental Body, (b) any trustee or holder of any indebtedness, obligation or securities of the Company, or (c) any other Person, in connection with the legal and valid execution and delivery by the Company of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Notes to be issued on such Closing Date), shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such Approvals shall be final, subsisting and in full force and effect on such Closing Date, and shall not be subject to any further proceedings or appeals or any conditions subsequent not approved by you. Certified copies or other appropriate evidence of all such Approvals, in form, scope and substance satisfactory to you and your special counsel, shall have been delivered to you and your special counsel.

          2.9. FEES PAYABLE AT CLOSING. The Company shall have paid, or made arrangements satisfactory to you for the payment of, the legal fees and other expenses of your special counsel referred to in SECTION 15.1 and all other fees and expenses for which the Company is obligated pursuant to SECTION 15.1 and for which the Company shall have received invoices on or prior to the Business Day preceding such Closing Date.

          2.10. PRIVATE PLACEMENT NUMBER. A Private Placement Number shall have been assigned to the Notes of each series by S&P's CUSIP Service Bureau and you shall have received a copy of a letter from S&P confirming the same.

          2.11. RELATED TRANSACTIONS. In the case of the Closing on the Series A Closing Date, each of the Other Agreements shall have been duly executed and delivered by the Company and the Other Purchaser party thereto, and the Company shall contemporaneously issue and sell, on such Closing Date, the entire principal amount of Series A Notes (if any) to be issued and sold to each Other Purchaser pursuant to each of the Other Agreements and shall have received payment in full of the purchase price therefor. In the case of the Closing on the Series B Closing Date, the Company shall have theretofore issued and sold, on the Series A Closing Date, the Notes to have been issued and sold on the Series A Closing Date as specified in SCHEDULE I.

          3.   PAYMENT AND PREPAYMENT OF NOTES.

          3.1. REQUIRED ANNUAL PREPAYMENTS AND PAYMENTS AT MATURITY.

          (a) SERIES A NOTES. On July 26 in each of the years 2001 and 2002 (so long as any Series A Notes shall remain outstanding), the Company will prepay, and there shall become due and payable, $8,333,333.00 in principal amount of the Series A Notes (or such lesser principal amount of Series A Notes as shall then be outstanding). Each such prepayment pursuant to this
SECTION 3.1(a) shall be at 100% of the principal amount so to be prepaid together with interest accrued thereon to the date of such prepayment, without premium. On July 26, 2003, the Company will pay, and there shall become due and payable, the entire remaining unpaid principal amount of Series A Notes, together with all interest accrued thereon. No prepayment of less than all the Series A Notes pursuant to SECTION 3.2 shall relieve the Company of its obligation to make (nor shall it reduce the amount of) the prepayments of principal of the Series A Notes required by this SECTION 3.1(a).

          (b) SERIES B NOTES. On November 26 in each of the years 2001 through 2005 (so long as any Series B Notes shall remain outstanding), the Company will prepay, and there shall become due and payable, $4,166,667.00 in principal amount of the Series B Notes (or such lesser principal amount of Series B Notes as shall then be outstanding). Each such prepayment pursuant to this SECTION 3.1(b) shall be at 100% of the principal amount so to be prepaid together with interest accrued thereon to the date of such prepayment, without premium. On November 26, 2006, the Company will pay, and there shall become due and payable, the entire remaining unpaid principal amount of Series B Notes, together with all interest accrued thereon. No prepayment of less than all the Series B Notes pursuant to SECTION 3.2 shall relieve the Company of its obligation to make (nor shall it reduce the amount of) the prepayments of principal of the Series B Notes required by this
SECTION 3.1(b).

          3.2. OPTIONAL PREPAYMENTS WITH MAKEWHOLE AMOUNT. The Notes shall not be subject to prepayment at the option of the Company except as hereinafter provided in this SECTION 3.2. The Company may, at its option, upon notice as provided in SECTION 3.3, on the date specified in such notice, prepay the Notes at any time in whole or from time to time in part (in a minimum principal amount of at least $1,000,000 and in integral multiples of $1,000 in excess thereof), each such optional prepayment to be made at 100% of the principal amount of the Notes so to be prepaid together with interest accrued on such principal amount to the date of prepayment, plus the Makewhole Amount determined in respect of such principal amount; PROVIDED, HOWEVER, that (i) so long as Notes of more than one series shall remain outstanding, the Company shall not prepay any Notes at its option on any date pursuant to this SECTION 3.2 unless the principal amount of Notes to be prepaid shall be allocated among the series in proportion to the aggregate principal amount of each series outstanding immediately prior to such prepayment; and (ii) the Company shall not prepay any Series A Notes prior to issuance and sale of the Series B Notes on the Series B Closing Date.

          3.3. NOTICE OF OPTIONAL PREPAYMENTS; CALCULATION OF MAKEWHOLE AMOUNT. The Company will give each holder of a Note, with respect to each optional prepayment, (a) written notice thereof (which notice shall be irrevocable) at least 30 and not more than 60 days prior to the date fixed for such prepayment, specifying (i) such date of prepayment and the principal amount of each Note held by such holder so to be prepaid, (ii) accrued interest payable to such holder in respect of such prepayment, and (iii) the Company's estimate as of the date of such notice of the Makewhole Amount applicable in respect of such prepayment, showing in reasonable detail the calculation thereof and setting forth the Treasury Rate used in such calculation, and (b) further written notice (a copy of which shall be telefaxed by the Company to each such holder concurrently with the sending thereof) two Business Days prior to such date of prepayment, specifying such Makewhole Amount, showing in reasonable detail the calculation thereof and setting forth the Treasury Rate used in such calculation.

          3.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each prepayment, whether required or optional, of less than the entire unpaid principal amount of all outstanding Notes of any series, the principal amount of the Notes so to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective principal amounts thereof not theretofore prepaid. The amount of each such optional prepayment so allocated to the Notes of any series shall be credited against the remaining required prepayments and payment at final maturity of the Notes of such series in the inverse order of such required prepayments and payment at final maturity.

          3.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes, the principal amount of each Note to be prepaid shall become due and payable on the date fixed for such prepayment in this Agreement (if such prepayment is to be made pursuant to SECTION 3.1) or in the notice of such prepayment pursuant to SECTION 3.3 (if such prepayment is to be made pursuant to SECTION 3.2), together with interest accrued on such principal amount to such date and the Makewhole Amount, if any, payable in connection with such prepayment. Any Note paid or prepaid in full shall thereafter be surrendered to the Company upon its written request therefor and cancelled and not reissued.

          3.6. LIMITATION ON PREPAYMENT AND ACQUISITION OF NOTES. The Company will not, and will not permit any of its Affiliates or Subsidiaries to, pay, prepay, purchase, redeem or otherwise acquire, directly or indirectly, any Note except by way of payment or prepayment by the Company in accordance with the terms of this Agreement.

          3.7. PAYMENTS DUE ON OTHER THAN A BUSINESS DAY. If any payment or prepayment of principal, Makewhole Amount, if any, or interest on or with respect to any Note or Notes becomes due and payable on any day that is not a Business Day, the amount of such payment shall be payable on the next succeeding Business Day and with respect to any such payment of principal, interest shall continue to accrue thereon during any such extension period at the applicable rate of interest in effect immediately prior to such extension.

          4. FINANCIAL STATEMENTS; INFORMATION. The Company will furnish (in duplicate) to you, so long as you or your nominee shall be obligated to purchase or shall hold any of the Notes, and to each other institutional holder of outstanding Notes (and, in the case of the information referred to in subdivision (j) of this Section, to any prospective purchaser of Notes which is identified to the Company):

          (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly fiscal period and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for such quarterly fiscal period and (except in the case of the first such quarterly fiscal period in each fiscal year) for the portion of the fiscal year ended with the last day of such quarterly fiscal period, setting forth in comparative form, in the case of each such statement of operations or cash flows, the respective figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified by the principal financial officer of the Company as complete and correct in all material respects, subject to changes resulting from normal year-end audit adjustments;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' investment and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the holders of outstanding Notes, which opinion shall not be made in reliance upon the opinion of any other accountant, shall be made without qualification or modification, shall comply with generally accepted auditing standards at the time in effect and shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, that the audits of such accountants were conducted in accordance with generally accepted auditing standards and that such accountants believe such audits provide a reasonable basis for their opinion;

          (c) OFFICERS' CERTIFICATES. Concurrently with each delivery of financial statements pursuant to subdivision (a) or (b) of this Section, an Officers' Certificate:

               (i) stating that the signatories thereto have reviewed the terms of the Agreements and of the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such signatories do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

               (ii) setting forth (a) as of the date of the consolidated balance sheet included in such financial statements, (1) the respective amounts of Consolidated Net Worth, the Net Worth Minimum, Funded Debt outstanding under the Credit Agreement, Consolidated Funded Debt, Consolidated Current Debt, Total Capitalization, and Consolidated Tangible Assets and (2) the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries secured by Liens permitted by subdivision (g),
          (h), (i) or (j) of SECTION 6.4, and the aggregate principal amount outstanding for each Subsidiary of Subsidiary Secured Debt, (b) the respective amounts of Consolidated Net Income Available for Fixed Charges and Consolidated Fixed Charges for the Coverage Period with respect to the Determination Date occurring on the date of such consolidated balance sheet (and showing Consolidated Interest Expense and Long Term Lease Rentals accrued for such Coverage Period), and (C) the highest aggregate amount of Long Term Lease Rentals for which the Company and its Subsidiaries shall be liable in any one fiscal year (including the then current and each future fiscal year), and the highest aggregate amount thereof for which all such Subsidiaries (shown separately) shall be liable, under all Long Term Leases; and

               (iii) setting forth facts or computations in reasonable detail demonstrating compliance during and at the end of such accounting period with the covenants and restrictions contained in SECTIONS 6.2, 6.3, 6.4, 6.5, 6.9, 6.10 and 6.12;

          (d) ACCOUNTANT'S CERTIFICATES. Together with each delivery of annual financial statements pursuant to subdivision (b) of this Section, a written statement addressed to the holders of the Notes from the independent certified public accountants referred to in said subdivision
     (b) who have reported on such financial statements:

               (i) stating whether, in the course of their audit examination, anything has come to their attention concerning the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such written statement) of any condition or event which constitutes a Default or an Event of Default, and, if so, specifying the nature and period of existence thereof; and

               (ii) stating that they have examined the Officers' Certificate delivered in connection with such annual financial statements pursuant to subdivision (c) of this Section for such fiscal year, and, based upon their annual audit examination, nothing has come to their attention which causes them to believe that the information contained in such Officers' Certificate is not correct or that the matters set forth in such Officers' Certificate pursuant to subdivisions (c)(ii) and (c)(iii) of this Section have not been properly stated in accordance with the terms of this Agreement;

          (e) COMMISSION AND OTHER REPORTS. Promptly upon their becoming available (and in any event within five Business Days thereafter), copies of (i) all financial statements, reports, notices, proxy statements and other information sent or made available generally by the Company to any class of its security holders or by any Subsidiary to any class of its security holders other than the Company or another Subsidiary, (ii) all regular and periodic reports (including reports on Form 8-K) and all registration statements (other than those on Form S-8 or a successor form relating to the registration of securities pursuant to an employee benefit plan) and prospectuses filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission, and (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

          (f) AUDIT REPORTS. Promptly upon receipt thereof (and in any event within five Business Days thereafter), copies of reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with any annual, interim or special audit of the Company or any Subsidiary made by such accountants;

          (g) DEFAULTS, ETC. Promptly upon any Responsible Officer of the Company obtaining knowledge of any condition or event which constitutes a Default or an Event of Default (and in any event within 15 calendar days after any Responsible Officer has obtained knowledge thereof, if such condition or event constitutes a Default but shall not have become an Event of Default, or within five Business Days thereafter, if such condition or event constitutes or shall have become an Event of Default), and promptly upon any Responsible Officer becoming aware that the holder of any Note has given any notice or taken any other action with respect to a claimed Default or Event of Default or that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default under or in respect of any Debt referred to in SECTION 8.1(e) or with respect to the occurrence or existence of any event or condition of the type referred to in SECTION 8.1(f) OR 8.1(g) (and in any event within five Business Days after any Responsible Officer has become aware thereof), an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

          (h) ERISA. Promptly (and in any event within five Business Days) after any Company Group Member or any plan administrator of any Plan (i) knows of the occurrence of any Termination Event, (ii) receives with respect to any Multiemployer Plan notice as prescribed in ERISA of any withdrawal liability assessed against any Company Group Member or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA), (iii) knows that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption is not available or a breach of fiduciary responsibility has occurred in connection with which any Company Group Member could reasonably be subject to any material liability under Section 406, 409, 502(i) or 502(i) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability or (iv) knows that there has been a material adverse change in the funding status of any Plan, a description of such event or a copy of such notice and a statement by the principal financial officer of the Company of the action which has been or is being taken or is proposed to be taken by the Company with respect thereto;

          (i) LITIGATION, ETC. Promptly (and in any event within 15 calendar days) after any Responsible Officer of the Company obtains knowledge of any litigation, administrative proceeding or judgment (i) relating to the Company or any of its Subsidiaries (whether or not considered by the Company to be covered by insurance) and which could, if adversely determined, have a Material Adverse Effect, or (ii) relating in any way to this Agreement, the Other Agreements or the Notes, an Officers' Certificate specifying in each case in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment;

          (j) RULE 144A INFORMATION. Promptly upon request therefor (and in any event within five Business Days thereafter) by any holder of Notes or by any prospective purchaser of any Notes designated by the holder thereof, all information, statements, reports, descriptions of business, products and services, financial statements and other information as such holder may reasonably determine to be required to be delivered in order to comply with the requirements of Rule 144A (or any successor rule) promulgated by the Commission under the Securities Act; and

          (k) REQUESTED INFORMATION. Promptly upon request therefor (and in any event within ten Business Days thereafter), such other information as to the Business or Condition of the Company or its Subsidiaries as may from time to time be reasonably requested by the holders of any of the Notes.

               5. INSPECTION OF PROPERTIES AND BOOKS. So long as you, your nominee or any other institutional investor shall be obligated to purchase or shall hold any Note, your or such other institutional holder's representative or representatives may, at the Company's cost and expense (excluding, however, salary and other overhead expenses of any holder and the travel, lodging and related expenses of such holder's representative, all of which shall, except as hereinafter provided, be borne by such holder) visit and inspect any of the properties of the Company and its Subsidiaries, including their respective books of account, records, reports and other papers, make copies and extracts therefrom, and discuss their affairs, finances and accounts with their respective officers, employees and independent public accountants (and the Company hereby authorizes and directs each such officer, employee and independent public accountant to engage in such discussions), all at such reasonable times and as often as may be reasonably requested upon at least five days advance notice to the Company or the relevant Subsidiary, as applicable, PROVIDED that, during the continuance of any Event of Default, all reasonable travel and lodging costs and related expenses relating to any such visit or inspection which would otherwise be required by the foregoing provisions of this Section to be borne by a holder of Notes shall be borne by the Company.

          6. COVENANTS. The Company covenants and agrees that from the date of this Agreement through the Series A Closing Date, and thereafter so long as any Note shall be outstanding, the Company will perform and comply with each the following covenants:

          6.1. PAYMENT OF NOTES. The Company will duly and punctually pay the principal of, Makewhole Amount, if any, and interest on the Notes in accordance with the terms of the Notes and this Agreement.

          6.2. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS.

          (a) FIXED CHARGE COVERAGE RATIO. The Company will maintain Consolidated Net Income Available for Fixed Charges of at least 150% of Consolidated Fixed Charges during the Coverage Period with respect to each Determination Date.

          (b) CONSOLIDATED NET WORTH. The Company will not permit Consolidated Net Worth as of any Testing Date to be less than the Net Worth Minimum as of such date.

          6.3. DEBT; MAXIMUM FUNDED DEBT AND CURRENT DEBT. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, assume, incur, issue, agree to purchase or repurchase, or provide funds in respect of, or otherwise become or remain liable in respect of, by way of Guaranty or otherwise, any Funded Debt or Current Debt, except that the Company may become and remain liable in respect of the Funded Debt evidenced by the Notes and except that:

          (i) the Company may remain liable in respect of the Debt outstanding on the date hereof and described on SCHEDULE III, PROVIDED that no such Debt described on SCHEDULE III may be modified, extended, renewed, refunded or refinanced except as otherwise permitted by another provision of this SECTION 6.3(a) and except that, the Company may from time to time, to the extent permitted by the Existing IDB Documents, procure the issuance of letters of credit for delivery in substitution for the letter of credit then in effect under and as contemplated by the Existing IDB Documents so long as the Debt, if any, incurred by the Company in connection with such substitute letters of credit is permitted by another provision of this Section;

          (ii) any Subsidiary may become and remain liable in respect of Debt of such Subsidiary owing to the Company or a Wholly Owned Subsidiary;

          (iii) the Company may become and remain liable in respect of unsecured Funded Debt in accordance with the terms of the Credit Agreement in an aggregate principal amount at any one time outstanding not exceeding $25,000,000;

          (iv) the Company may become and remain liable in respect of Funded Debt relating to an equivalent principal amount of IDB Debt secured by Liens permitted by subdivision (h) of SECTION 6.4 and in respect of Funded Debt secured by Liens permitted by subdivision (i) or (j) of
     SECTION 6.4, and any Subsidiary may become and remain liable in respect of Subsidiary Secured Debt, if at the time of incurrence of any such Funded Debt or Subsidiary Secured Debt and after giving effect to such incurrence and to the concurrent retirement or incurrence of any other Debt by the Company and its Subsidiaries and to the application of the proceeds of all such incurred Debt, the aggregate principal amount outstanding of all Debt of the Company and its Subsidiaries secured by Liens permitted by subdivision (g), (h), (i) or (j) of SECTION 6.4 shall not exceed 20% of Consolidated Net Worth, PROVIDED that, the Subsidiary Secured Debt permitted by this subdivision (a)(iv) for which any one Subsidiary may become and remain liable shall not at any one time exceed $500,000 in aggregate principal amount outstanding; and

          (v) the Company may become and remain liable (including, without limitation, subject to SECTION 6.12, by way of Guaranties) in respect of unsecured Funded Debt and unsecured Current Debt in addition to that permitted by the foregoing clauses (i) through (iv) of this SECTION 6.3(A);

PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be permitted pursuant to the foregoing clauses (i) through (v) of this SECTION 6.3(a) to become or to remain liable on any date in respect of any Funded Debt or Current Debt the incurrence or existence of which would cause the Company to be in violation of SECTION 6.3(b).

          (b) The Company will not on any date permit (a) the sum of (1) Consolidated Funded Debt PLUS (2) Consolidated Current Debt plus (3) if (but only if) such date shall occur prior to the issuance and sale of the Series B Notes as contemplated hereby, $25,000,000 to exceed (b) 55% of the sum of (1) Total Capitalization PLUS (2) if (but only if) such date shall occur prior to the issuance and sale of the Series B Notes as contemplated hereby, $25,000,000.

          (c) For all purposes of this SECTION 6.3, (1) in the event the Company or any of its Subsidiaries shall extend, renew, refund or refinance any Debt, the Company or such Subsidiary, as the case may be, shall be deemed to have created, assumed or incurred such Debt at the time of such extension, renewal, refunding or refinancing and (2) any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have created, assumed or incurred all of its then outstanding Debt at the time it becomes a Subsidiary. The Company will not in any event incur, create, assume or permit to exist any Funded Debt or Current Debt of the Company owing to any of its Subsidiaries.

          6.4. LIENS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any character of the Company or any of its Subsidiaries (whether held on the date hereof or hereafter acquired) or any interest therein or any income or profits therefrom except, subject to compliance with the penultimate paragraph of this Section:

          (a) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies either not yet due or the payment of which is not at the time required by SECTION 6.16;

          (b) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums either not yet due or the payment of which is not at the time required by SECTION 6.16;

          (c) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit);

          (d) Liens incidental to the conduct of business or to the ownership or improvement of property of a character which customarily exist on properties of corporations engaged in similar activities and similarly situated and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not, individually or in the aggregate, interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries or detract from the value or use of the properties subject to any such Liens, PROVIDED that, the aggregate amount of monetary liabilities of the Company and its Subsidiaries secured by all such Liens (exclusive of all such liabilities covered by insurance maintained with sound and reputable insurers) shall not at any time exceed $1,000,000;

          (e) any attachment, judgment or other similar Lien arising in connection with court proceedings, so long as (i) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted and effective to prevent the forfeiture or sale of any property of the Company or any of its Subsidiaries or any interference with the ordinary use thereof by the Company or any of its Subsidiaries, and (ii) such reserve or other appropriate provision, if any, in the amount and of the type as shall be required by GAAP shall be maintained therefor, PROVIDED that, the aggregate amount of monetary liabilities, including interest and penalties, if any, of the Company and its Subsidiaries secured by all such Liens (exclusive of all such liabilities covered by insurance maintained with sound and reputable insurers) shall not at any time exceed $1,000,000;

          (f) Liens on assets of any Subsidiary securing Debt or other obligations of such Subsidiary owing to the Company or to a Wholly Owned Subsidiary;

          (g) the Lien existing on the date of this Agreement and securing the Debt listed as Item 12 on SCHEDULE III; PROVIDED that, (i) such Lien shall not at any time be extended to or cover any property of the Company or any Subsidiary other than (A) the equipment and other collateral subject to such Lien on the date hereof (the "EXISTING WISCONSIN COLLATERAL") and (B) equipment substituted for equipment included in the Existing Wisconsin Collateral (or other equipment previously substituted therefor as permitted by this clause (B)) so long as, concurrently with any such substitution, the equipment for which such substitution is made shall be released from such Lien and, after giving effect to any such substitution, neither the aggregate fair market value nor the aggregate book value of all equipment subject to such Lien shall exceed 110% of the aggregate principal amount of the Debt secured thereby; and (ii) the principal amount of the Debt secured by such Lien shall not be increased, or extended, renewed, refunded or refinanced, except as permitted by SECTION 6.3;

          (h) Liens securing IDB Debt, the Debt of the Company relating to which is permitted to be incurred and to be outstanding pursuant to
     SECTION 6.3, PROVIDED that no such Lien shall at any time extend to or cover any asset of the Company or any of its Subsidiaries other than the equipment and facilities acquired or constructed with the proceeds of such IDB Debt, real property appurtenant to such facilities, and proceeds of such equipment, facilities and real property;

          (i) Liens (including Capital Leases) created solely to secure the deferred purchase price of fixed assets useful and intended to be used in carrying on the business of the Company or any of its Subsidiaries acquired or constructed by the Company or any Subsidiary after the date hereof, or any Lien (including a Capital Lease) created to secure Debt (other than IDB Debt) incurred solely for the purpose of financing the acquisition or construction, as the case may be, of any such asset (if such Debt is incurred at the time of or within 90 days after such acquisition or the completion of such construction) or any Lien existing on acquired assets at the time of acquisition thereof, or, in the case of any Person which hereafter becomes a Subsidiary, any Lien in respect of its property existing at the time such Person becomes a Subsidiary, PROVIDED that:

               (i) in the case of an acquisition of assets or a Person becoming a Subsidiary, such Lien was not created in contemplation of such event,

               (ii) no such Lien shall at any time extend to or cover any asset of the Company or any of its Subsidiaries other than the acquired assets on which it was originally imposed and improvements thereto and proceeds thereof, and

               (iii) the aggregate principal amount of all Debt secured by all such Liens on any such asset shall at no time exceed an amount equal to the fair market value of such asset as determined in good faith by the Board of Directors at the time such Lien was created or incurred; and

          (j) Liens extending, renewing or replacing any Lien permitted by subdivision (g), (h) or (i) of this Section, PROVIDED that (i) no such Lien shall be extended to any other asset of the Company or any of its Subsidiaries and (ii) the principal amount of the Debt secured by any such Lien shall not be increased in connection with such extension, renewal, refunding or refinancing.

          It shall be a further condition to the creation, incurrence, assumption, extension, renewal, refunding or refinancing of any Lien otherwise permitted by subdivision (h), (i) or (j) of this Section that, on the date on which the Company or any of its Subsidiaries proposes to take any such action and immediately after giving effect thereto, to the substantially concurrent incurrence of any Debt and the substantially concurrent retirement of any other Debt and to the application of the proceeds of all such Debt, the Company or such Subsidiary, as the case may be, shall be permitted to incur and remain liable in respect of at least $1.00 of additional secured Funded Debt pursuant to subdivision (a)(iv) of SECTION 6.3. For all purposes of this Section, (A) Liens existing on or with respect to any assets of any Person at the time it becomes a Subsidiary shall be deemed to have been created at the time it becomes a Subsidiary, (B) any extension, renewal, refunding or refinancing of any Lien by the Company or any of its Subsidiaries shall be deemed to be an incurrence of such Lien at the time of such extension, renewal, refunding or refinancing, and (C) any Lien existing on any property at the time it is acquired by the Company or any of its Subsidiaries shall be deemed to have been created at the time of such acquisition.

          In the event that any property or assets of the Company or any Subsidiary shall become or be subject to a Lien not permitted by the foregoing subdivisions (a) through (j) of this Section, the Company shall make or cause to be made effective provision satisfactory to the holders of the outstanding Notes whereby the Notes will be secured equally and ratably with all other obligations secured by such Lien, and in any event, the Notes shall have the benefit, to the full extent that (and with such priority as) the holders thereof may be entitled under applicable law, of an equitable Lien on such property or assets; PROVIDED, HOWEVER, that any violation of this Section shall constitute a Default whether or not the Company shall have made effective provision to secure the Notes equally and ratably with any such other obligations or the holders of Notes shall be entitled to such equal and ratable security or any such equitable Lien.

          6.5. INVESTMENTS, ETC. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (through a Subsidiary or otherwise), make or own any Investments except:

          (a) the Company and its Subsidiaries may make and own Investments in (i) readily marketable direct obligations of the United States of America or of any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case maturing within one year from the date of acquisition thereof, (ii) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or demand deposit accounts maintained with, any commercial bank or trust company which is a member of the Federal Reserve System, the long-term debt obligations of which are rated at least A by Moody's Investors Service Inc. ("MOODY'S") or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and which has combined capital and surplus of at least $250,000,000 (any such bank or trust company, an "ELIGIBLE BANK"), (iii) repurchase agreements with respect to securities of the type referred to in the foregoing subdivision (a)(i) transacted with Eligible Banks, PROVIDED that each such repurchase agreement obligates an Eligible Bank to repurchase the securities which are the subject thereof no later than 30 days after the acquisition of such repurchase agreement; (iv) money-market preferred stock or money-market auction notes, in each case maturing or redeemable at the option of the holder thereof no more than one year after the date of acquisition thereof and having a rating of at least A3 by Moody's or at least A- by S&P, and Tax Exempt Obligations (as hereinafter defined) in the form of auction rate reset notes that reset within one year from the date of acquisition thereof; (v) obligations, the interest with respect to which is exempt from federal income taxation under

     Section 103 of the Code, having a long term rating of at least A3 or A-, or a short term rating of at least P-1 or A-1, by Moody's or S&P, respectively, and having a maturity of less than two years ("TAX EXEMPT OBLIGATIONS"), in addition to those described in the foregoing subdivision (a)(iv); (vi) open market commercial paper of United States corporations maturing not later than 270 days after the issuance thereof and having a rating of at least P-2 by Moody's or at least A-2 by S&P, and
     (vii) debt securities of United States corporations having a long term rating of at least A3 by Moody's or at least A- by S&P and having a maturity of less than two years;

          (b) the Company and its Subsidiaries may make and own Investments in any mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to Investments of the character described in the foregoing subdivision (a);

          (c)  the Company and its Subsidiaries may continue to own
     (i) Investments in Subsidiaries of the Company existing on the date hereof, and (ii) other Investments existing on the date hereof and described in
     SCHEDULE V;

          (d) the Company and its Subsidiaries may make and own (i) Investments in any Subsidiary of the Company (other than HTI Export) or in any Person which simultaneously therewith becomes a Subsidiary; and (ii) Investments in HTI Export (so long as it shall be a Subsidiary) in the form of
     (A) advances from the Company to HTI Export for the purpose of meeting foreign sales corporation transaction requirements arising under the Code in an aggregate amount at any one time outstanding not exceeding $20,000,000, with a duration for each such advance not exceeding one Business Day, and (B) other Investments of the Company in an aggregate amount at any one time outstanding not exceeding $200,000;

          (e) the Company and its Subsidiaries may make and own Investments consisting of travel and other like advances in the ordinary course of business to their officers and employees;

          (f) the Company may make and own Investments consisting of (i) loans to its officers, directors and employees, not in excess of an aggregate for all such loans of $2,000,000 at any one time outstanding, in order to enable such individuals to exercise options granted to them by the Company to purchase shares of the Company's stock, and (ii) loans in the ordinary course of business to officers and employees rendering services to the Company outside the United States of America on a substantially permanent basis not in excess of $10,000 in any one case and not in excess of an aggregate for all such loans of $100,000 at any one time outstanding; and the Company and its Subsidiaries may make and own Investments consisting of loans and advances in the ordinary course of business to their officers, directors and employees, in addition to the loans otherwise permitted by this subdivision (f) and the advances otherwise permitted by the foregoing subdivision (e), not in excess of $10,000 in any one case and not in excess of an aggregate for all such additional loans and advances by the Company and all of its Subsidiaries of $200,000 at any one time outstanding;

          (g) the Company and its Subsidiaries may become and remain liable in respect of Guaranties of the obligations of other Persons to the extent permitted by SECTION 6.12;

          (h) the Company and its Subsidiaries may make and own Investments consisting of (i) insurance policies issued by United States stock or mutual insurance companies rated A or better by A. M. Best Company, Inc. to the extent such policies are used to fund deferred compensation, pension, retirement or similar obligations, (ii) progress payments and like advances under construction, equipment purchase and other contracts entered into in the ordinary course of business and, (iii) prepaid rent and security deposits under leases entered into in the ordinary course of business; and

          (i) in addition to the Investments permitted by the foregoing subdivisions (a) through (h) of this Section, the Company may make and own other Investments, PROVIDED, that, the aggregate unliquidated amount of all such other Investments made pursuant to this subdivision (i) and outstanding at any time shall not exceed 10% of Consolidated Net Worth.

For purposes of this Section, Investments owned by any Person or for which it is obligated at the time it becomes a Subsidiary shall be deemed to be made at the time such Person becomes such a Subsidiary.

          6.6. RESTRICTED PAYMENTS. The Company will not, directly or indirectly (through a Subsidiary or otherwise), declare, order, pay, distribute, make, or set apart any sum or property for any Restricted Payment unless, in the case of any such action, both at the time of and immediately after effect has been given thereto, no Default or Event of Default shall have occurred and be continuing.

          6.7. TRANSACTIONS WITH AFFILIATES; REMUNERATION. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or be a party to any transaction or arrangement (including, without limitation, the contribution, transfer, purchase, sale or exchange of property, or the rendering of any service, or the payment of management or other service fees) with any Affiliate unless such transaction or arrangement is otherwise permitted under this Agreement and is entered into pursuant to the reasonable requirements and in the ordinary course of the Company's or such Subsidiary's business and upon terms that are fair and reasonable and no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time on an arm's-length basis from any Person which is not such an Affiliate; PROVIDED that, nothing in this
SECTION 6.7(A) shall prevent the Company or any of its Subsidiaries from making Compensation Payments as and to the extent permitted by SECTION 6.7(B).

          (b) The Company will not, and will not permit any of its Subsidiaries to, make payments, directly or indirectly, of any form of compensation or remuneration to any of its officers, directors, employees or stockholders, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services, grants of stock options, or otherwise, and whether in cash or other property (any of the foregoing, "COMPENSATION PAYMENTS"), except for Compensation Payments in amounts which represent, in the Company's reasonable business judgment, no more than reasonable compensation for services actually performed for the benefit of the Company or one of its Subsidiaries.

          6.8. SUBSIDIARY STOCK AND DEBT. The Company will not, and will not permit any Subsidiary to, issue, sell or otherwise dispose or part with control of any shares of stock or any Debt or any other securities (or warrants, rights or options to acquire stock or other securities) of any Subsidiary, except to the Company or another Wholly Owned Subsidiary, and except that all shares of stock and all Debt and other securities of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a consideration which represents the fair value (as determined in good faith by the Board of Directors) at the time of sale of the shares of stock and Debt and other securities so sold; PROVIDED that, (i) such Subsidiary being sold does not at that time own, directly or indirectly, any Debt or stock or other security of any other Subsidiary which is not also being simultaneously sold as an entirety as permitted by this Section or any Debt of the Company, (ii) the assets of such Subsidiary represented by the equity interest to be so transferred are such that the sale of such assets would then be permitted by SECTION 6.9 (in which case such transaction shall be considered and deemed a disposition of assets for the purposes of SECTION 6.9), and (iii) at the time of the consummation of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          6.9. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Company will not, and will not permit any of its Subsidiaries to, voluntarily liquidate or dissolve, or consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge with or into it, or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its assets to any other Person (other than sales of inventory and worn out and obsolete assets in the ordinary course of business as such business is conducted in compliance with SECTION 6.13), except that, subject in any event to compliance with the last paragraph of this Section:

          (a) any Subsidiary may (i) consolidate with or merge into the Company or any Wholly Owned Subsidiary if the Company or a Wholly Owned Subsidiary shall be the continuing or surviving corporation or (ii) consolidate or merge with any other corporation if such Subsidiary shall be the continuing or surviving corporation;

          (b) any Subsidiary may sell, lease, transfer, contribute or otherwise dispose of its assets in whole or in part to the Company or any Wholly Owned

     Subsidiary, and may, following any such disposition in whole, liquidate and dissolve;

          (c) the Company may consolidate or merge or enter into a share exchange with any other Person if the Company shall be the continuing or surviving corporation; and

          (d) the Company or any Subsidiary, in addition to making any sale, lease, transfer, contribution or other disposition permitted by the foregoing provisions of this Section, may sell any of its assets for a consideration at least equal to the fair market value thereof (as determined in good faith by the Board of Directors) at the time of such sale but only if the assets so sold, when taken together with all other assets of the Company and its Subsidiaries then being or theretofore so sold (including deemed dispositions pursuant to SECTION 6.8) during the period from and including the first day of the then current fiscal year of the Company to and including the date of such sale shall not have an aggregate fair market value or an aggregate book value (such fair market value and such book value to be determined in the case of any such asset as of the date of sale or proposed sale thereof) which shall exceed 10% of Consolidated Net Worth as at the end of the then most recently completed prior fiscal year of the Company.

          No consolidation, merger, sale, lease, transfer, contribution or other disposition referred to in subdivisions (a) through (d) of this Section shall be permitted unless at the time of and immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing. Nothing contained in this Section shall permit the disposition of assets consisting of Debt, stock or similar interests or other securities (or warrants, rights or options to acquire stock or other securities) of any Subsidiary unless such disposition is also made in compliance with SECTION 6.8.

          6.10. RESTRICTIONS ON LONG TERM LEASES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any Long Term Lease unless, after giving effect to such Long Term Lease, (i) the aggregate amount of all Long Term Lease Rentals for which the Company and its Subsidiaries shall be liable in any one fiscal year (including the then current and each future fiscal year) under all Long Term Leases shall not exceed 10% of Consolidated Net Worth as at the end of the then most recently completed fiscal quarter of the Company, and (ii) the aggregate amount of Long Term Lease Rentals for which all such Subsidiaries shall be liable in any one fiscal year (including the then current and each future fiscal year) under all Long Term Leases shall not exceed $200,000.

          6.11. SUBORDINATION OF CLAIMS. The Company will not, and will not permit any of its Subsidiaries to, subordinate or permit to be subordinated any claim against, or obligation of, any other Person held or owned by the Company or any of its Subsidiaries to any other claim against, or obligation of, such other Person.

          6.12. GUARANTIES. The Company will not, and will not permit any of its Subsidiaries to, become or remain liable under any Guaranty of the obligations of any other Person (other than, subject to SECTION 6.3, obligations of the Company and its Subsidiaries) except that (a) the Company may become and remain liable in respect of Guaranties of IDB Debt if and for so long as the Funded Debt of the Company relating to such IDB Debt is permitted pursuant to
SECTION 6.3 and the Liens, if any, securing such IDB Debt are permitted by
SECTION 6.4(H), and (b) the Company and its Subsidiaries may become and remain liable under Guaranties of other obligations not in excess of $1,000,000 in the aggregate (provided that nothing in this Section shall limit or prevent the Company from remaining liable in respect of its obligations to indemnify its officers and directors arising under the Company's Articles of Incorporation, By-Laws or applicable law).

          6.13. NATURE OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, (a) alter the nature of the business in which the Company and its Subsidiaries (viewed on a consolidated basis) are engaged on the date hereof as described in the Memorandum (it being understood that the continued development of critical care devices and other products for the medical market, including, without limitation, products of that character described in the Company's Annual Report on Form 10-K for its fiscal year ended September 24, 1995, and the conduct of activities incident to or arising out of such development shall not for purposes hereof be deemed an alteration of such business), or (b) invest, directly or indirectly, in any substantial amount of assets or property other than assets or property useful and to be used in such business as now conducted or as conducted in the future in compliance with the foregoing provisions of this Section (the "CORE BUSINESS"); PROVIDED, HOWEVER, that nothing in this Section shall prohibit the Company from acquiring, through merger or consolidation with, or purchase from, any other Person, assets or other property not used or useful in the Core Business so long as (i) such assets or other property are used or useful in a line or lines of business which are related or reasonably complementary to the Core Business or which entail the application of technological expertise utilized in the Core Business, or adaptations thereof, to new or additional products and (ii) after giving effect to any such acquisition the value of all such assets or other property of the Company and its Subsidiaries not used or useful in the Core Business shall not exceed 25% of Consolidated Tangible Assets.

          6.14. BOOKS AND RECORDS; FISCAL YEAR. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries will be made of all its material business dealings and transactions in accordance with GAAP applied on a consistent basis and (b) maintain a system of accounting established and administered in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all proper reserves, accruals and provisions which, in accordance with GAAP, should be set aside from such earnings in connection with its business, including, without limitation, provisions for depreciation, obsolescence and/or amortization and accruals for taxes for such period. The Company will not, and will not permit any of its Subsidiaries to, change the basis on which its fiscal year is at present determined.

          6.15. CORPORATE EXISTENCE; LICENSES. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (except as otherwise permitted by SECTION 6.9) and its rights (charter and statutory) and Licenses; except that, subject to compliance with SECTIONS 6.8 AND 6.9 and the next succeeding sentence of this Section, the rights and Licenses of the Company or any of its Subsidiaries may be abandoned, modified or terminated if in the good faith judgment of the Board of Directors such abandonment, modification or termination is in the best interests of the Company and is not disadvantageous to the holders of Notes. The Company will, and will cause each of its Subsidiaries to, in any event maintain the validity of all Licenses necessary in any material respect for the conduct of the business of the Company and its Subsidiaries as now conducted and as proposed to be conducted.

          6.16. PAYMENT OF TAXES, CLAIMS FOR LABOR AND MATERIALS, ETC. The Company will, and will cause each of its Subsidiaries to, promptly pay and discharge or cause to be promptly paid and discharged when due and before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its franchises, Licenses, business or property, or upon any part thereof, and
(b) all claims of landlords, carriers, warehousemen, mechanics, materialmen and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien or charge upon any of its property; PROVIDED, HOWEVER, that the failure of the Company or any of its Subsidiaries to pay any such tax, assessment, charge, levy or claim shall not constitute a default hereunder if and for so long as the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate and timely actions or proceedings diligently pursued, and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and neither the Company's nor any such Subsidiary's title to or right to the use of any of its property is impaired in any material respect by reason of such contest.

          6.17. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, in good repair, working order and condition (ordinary wear and tear excepted) all material properties (whether owned or leased) used or useful in the business of the Company and its Subsidiaries, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements thereof so that the business carried on in connection therewith may be properly and advantageously conducted consistent with past practices of the Company.

          6.18. INSURANCE. The Company will, and will cause each of its Subsidiaries to, keep adequately insured, by financially sound and reputable insurers, all of its property of a character customarily insured by prudent corporations engaged in the same or a similar business and similarly situated against loss or damage of the kinds and in amounts customarily insured against by such corporations, and with deductibles or coinsurance no greater than is customary, and carry, with such insurers in customary amounts, such other insurance, including public liability insurance and insurance against claims for any violation of applicable law, as is customarily carried by prudent corporations of established reputation engaged in the same or a similar business and similarly situated.

          6.19. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, promptly comply in all material respects with all laws, statutes, rules, regulations and ordinances and all Orders of, and restrictions imposed by, any court, arbitrator or Governmental Body in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable laws, statutes, rules, regulations, ordinances and Orders relating to occupational health and safety standards, consumer protection and equal employment opportunities), except to the extent that the applicability or validity of any such law, statute, rule, regulation, ordinance or Order is being contested in good faith by appropriate and timely actions or proceedings diligently pursued, and for which such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, so long as such actions or proceedings are effective to prevent the imposition of any material penalty on the Company or such Subsidiary and neither the Company's nor any such Subsidiary's title to or right to the use of any of its property is impaired in any material respect by reason of such contest.

          6.20. ENVIRONMENTAL MATTERS. (a) The Company will, and will cause each of its Subsidiaries to, (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to the Company or any such Subsidiary and
(ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws.

          (b) The Company will not, and will not permit any of its Subsidiaries to, (i) cause or allow (A) any Hazardous Substance to be present at any time on, in, under or above the Company Premises or any part thereof or (B) the Company Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Substance, or (ii) conduct any such activities described in the foregoing clause (i)(B) on the Company Premises or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that will not have a Material Adverse Effect.

          6.21. MAINTENANCE OF OFFICE. Until the principal, Makewhole Amount, if any, and interest on the Notes shall have been paid in full to the registered holders thereof, the Company will maintain its principal office at a location in the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon it, and will notify each holder of a Note in writing of any change of location of such office at least 30 days prior to such change of location. Such office shall first be maintained at 40 West Highland Park, Hutchinson, Minnesota 55350.

          7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

          7.1. ORGANIZATION AND AUTHORITY OF THE COMPANY, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite legal right, power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the Other Agreements, to issue and sell the Notes and to carry out the terms of the Agreements and the Notes. The Company has, by all necessary corporate action (no action of its shareholders being required in connection therewith), duly authorized the execution and delivery of this Agreement and the Other Agreements, the issuance and sale of the Notes and the performance of its obligations under the Agreements and the Notes.

          7.2. SUBSIDIARIES. SCHEDULE II lists all existing Subsidiaries of the Company and correctly sets forth, as to each Subsidiary (a) its name, (b) its jurisdiction of organization, (c) the percentage of its issued and outstanding shares of capital stock of each class owned by the Company or one of its Subsidiaries (specifying each such Subsidiary), and (d) the name of each Person, if any, other than the Company or one of its Subsidiaries owning outstanding shares of capital stock of any class of such Subsidiary and the percentage of each such class of stock owned by such Person. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite legal right, power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and all shares of capital stock indicated on SCHEDULE II as owned by the Company or any other Subsidiary are owned beneficially and of record by the Company or such other Subsidiary, as the case may be, free and clear of any Lien. There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company or any of its Subsidiaries of any shares of capital stock or similar interests or other securities of any such Subsidiary.

          7.3. QUALIFICATION. The Company is, and each of its Subsidiaries is, duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction (other than the jurisdiction of its organization) in which the nature of its activities or the character of the properties it owns or leases makes such qualification or licensing necessary and in which the failure to so qualify or be licensed would have a Material Adverse Effect. SCHEDULE II sets forth as to the Company and each of its Subsidiaries the jurisdictions (other than the jurisdiction of its organization) in which it is qualified or licensed to do business or in which any substantial part of its assets is located.

          7.4. BUSINESS AND PROPERTY; FINANCIAL STATEMENTS, ETC. The Company has furnished to you a true and complete copy of the Confidential Offering Memorandum, dated May 1996 (together with the schedules, exhibits and attachments thereto, the "MEMORANDUM"), prepared by First Chicago Capital Markets, Inc. (the "PLACEMENT AGENT"), in connection with the offering by the Placement Agent, on behalf of the Company, of the Notes. The Memorandum correctly describes in all material respects, as of its date, the business and material properties of the Company and its Subsidiaries and the nature of their respective operations. The Memorandum contains, among other things,
(i) a pro forma capitalization table and (ii) selected financial data for the six month periods ended March 1995 and 1996, respectively. The Company has also delivered to you (A) audited consolidated financial statements of the Company and its Subsidiaries as at the end of and for the fiscal years of the Company ended September 1991, 1992, 1993, 1994 and 1995, respectively, accompanied in each case by the report thereon of the Company's certified independent public accountants, (B) its Annual Report on Form 10-K for its fiscal year ended September 24, 1995, (C) its Quarterly Reports on Form 10-Q for its fiscal quarters ended December 24, 1995 and March 24, 1996, respectively, and (D) the Projections. The financial statements described in clause (A) of the preceding sentence and all related schedules and notes have been prepared in accordance with GAAP, in each case applied on a consistent basis throughout the periods specified (except for changes specifically noted therein), are correct and complete in all material respects and present fairly the financial position of the corporation or corporations to which they relate as at the respective dates thereof and the results of operations and cash flows of such corporation or corporations for the respective periods specified. The unaudited condensed consolidated financial statements included in the reports described in clause (C) of said sentence have been prepared, and in connection with such preparation certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the Commission, and the information furnished therein includes normal recurring adjustments and reflect all adjustments which are, in the opinion of management of the Company, necessary for a fair presentation of such financial statements. The Projections include certain forecasted financial information for each of three alternative case scenarios. Each such set of forecasted financial information was prepared based on assumptions which were made in good faith at the time of such preparation and for which, in the context of the particular case scenario to which each such set relates, a reasonable basis existed at such time and, to the extent relating to forecasted financial information for periods subsequent to the Company's fiscal year ending in September, 1996, continues to exist on the date hereof (it being understood, however, that nothing herein shall be deemed a representation or warranty on the part of the Company as to the attainability of the financial results included or implicit in the Projections or any other particular financial results). The Company has no material liabilities, contingent or otherwise, of a character required, in accordance with GAAP, to be reflected in its financial statements which are not described in the most recent audited financial statements referred to in this Section or in the notes thereto.

          7.5. CHANGES, ETC. Since the date of the balance sheet included in the most recent audited financial statements referred to in SECTION 7.4,
(a) there has been no change in the Business or Condition of the Company which has been, either in any one case or in the aggregate, Materially Adverse, and
(b) there has been no occurrence or development, whether or not insured against, which has had or could reasonably be expected to have a Material Adverse Effect.

          7.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. (a) Neither the Company nor any of its Subsidiaries is in violation of any term of its corporate charter or by-laws or any agreement, indenture, mortgage, instrument or License to which it is a party or by which it or any of its properties may be bound or affected or any existing statute, law, governmental rule, regulation or ordinance, or any Order of any court, arbitrator or Governmental Body applicable to it (including, without limitation, any statute, law, rule, regulation, ordinance or Order relating to occupational health and safety standards, consumer protection or equal employment practice requirements), the consequences of which violation, either in any one case or taken together with all other such violations, has had or could have a Material Adverse Effect.

          (b) Neither the execution and delivery of this Agreement, the Other Agreements or the Notes nor the performance of the terms and provisions hereof or thereof nor the consummation of the transactions contemplated hereby or thereby will result in any breach of or be in conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in a loss of any benefit to which the Company or any of its Subsidiaries is entitled under, or result in (or require) the creation of any Lien upon any property of the Company under, any term of, the corporate charter or by-laws of the Company or any of its Subsidiaries or any agreement, indenture, mortgage, instrument or License to which the Company or any of its Subsidiaries is a party or by which the Company, any such Subsidiary or any of their respective properties may be bound or affected, or any existing statute, law, rule, regulation or ordinance or any Order of any court, arbitrator or Governmental Body applicable to the Company, any such Subsidiary or any of their respective properties.

          7.7. CONSENTS AND APPROVALS. No Approval by, from or with, and no other action in respect of, any Governmental Body or any other Person (including any trustee, or any holder of any indebtedness, securities or other obligations of the Company) is required (a) for or in connection with the valid execution and delivery by the Company of or the performance by the Company of its obligations under this Agreement, the Other Agreements or the Notes or the consummation by the Company of the transactions contemplated hereby and thereby, including the offer, issuance, sale and delivery by the Company of the Notes, or
(b) as a condition to the legality, validity or enforceability as against the Company of this Agreement, the Other Agreements or the Notes.

          7.8. DEBT, ETC. SCHEDULE III correctly lists all secured and unsecured Funded Debt and Current Debt of the Company and each of its Subsidiaries outstanding on the date hereof and shows, as to each item of Debt listed thereon, the obligor and obligee, the aggregate principal amount outstanding on the date hereof, whether the same constitutes Funded Debt or Current Debt, to what extent, if any, the same will be reduced or repaid out of the proceeds of the Notes and a brief description of any security therefor. No default or event of default or basis for acceleration exists or, after giving effect to the issuance and sale of the Notes pursuant to this Agreement and the Other Agreements, will exist (or, but for the waiver thereof, would exist) under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to any such Debt. The Company is not a party to or bound by any charter provision, by-law, agreement, indenture, mortgage, lease, instrument or License (other than this Agreement and the Other Agreements) which contains any restriction on the incurrence by it of any Debt, except for the Credit Agreement, the Notes Purchase Agreement, dated as of July 9, 1987, among the institutional investors identified therein and the Company, the Notes Purchase Agreement, dated as of October 28, 1988, among the institutional investors identified therein and the Company, and the several Note Purchase Agreements, each dated as of April 20, 1994, among the respective institutional investors identified therein and the Company, a true and correct copy of each of which has been delivered to you or your special counsel and pursuant to each of which the Company is permitted to incur the Debt to be evidenced by the Notes.

          7.9. TITLE TO PROPERTY; LEASES; INVESTMENTS. (a) The Company and its Subsidiaries have good and marketable title to their real properties and good title to the other properties they purport to own, including those reflected in the balance sheet included in the most recent audited financial statements referred to in SECTION 7.4 or purported to have been acquired by the Company or any of its Subsidiaries after the date of such balance sheet (other than any such properties disposed of since such date in the ordinary course of business), subject in the case of all such property to no Liens other than Liens permitted by SECTION 6.4. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases of all personal and all real property necessary in any material respect to their respective operations, all such leases are valid and subsisting and in full force and effect, and neither the Company nor any such Subsidiary is in default in any material respect in the performance or observance of its obligations thereunder. SCHEDULE IV includes a general description of all Long Term Leases under which the Company or a Subsidiary is a lessee, and sets forth with respect to each such lease, (i) the name of the lessor thereunder, (ii) a general description of the property leased, and (iii) the annual rental obligations payable thereunder.

          (b) SCHEDULE V correctly lists all Investments of the Company and its Subsidiaries existing on the date hereof other than Investments in Subsidiaries.

          7.10. LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties (and no basis therefor is known to the Company) in any court or before any arbitrator of any kind or before or by any Governmental Body, which (a) question the validity or legality of this Agreement, the

Other Agreements or the Notes or any action taken or to be taken pursuant hereto or thereto or (b) could reasonably be expected to result, either in any one case or in the aggregate, in a Material Adverse Change.

          7.11. TAXES. The Company and its Subsidiaries have filed all tax returns which are required by law to have been filed by them in any jurisdiction and have paid all taxes, assessments, fees and charges of each Governmental Body shown to be owing on such returns to the extent the same have become due and payable and before they have become delinquent other than those presently payable without penalty or interest and those being contested in good faith by appropriate and timely actions or proceedings diligently pursued with respect to which adequate reserves have been established in accordance with GAAP. The Federal income tax returns of the Company and its consolidated Subsidiaries have been examined and reported on by applicable taxing authorities or closed by applicable statute for all fiscal years through the fiscal year ended in 1990. The Company does not know of any additional assessment or proposed assessment for any fiscal year, and no material controversy in respect of additional Federal or state income taxes is pending or to the knowledge of the Company is threatened. In the opinion of the Company, all tax liabilities (including taxes for all open years and for its current fiscal period) are adequately provided for on the books of the Company in accordance with GAAP.

          7.12. COMPLIANCE WITH ERISA. (a) No Termination Event has occurred, and to the best knowledge of the Company no event or condition has occurred or exists as to which any Termination Event could reasonably be expected to occur, with respect to any Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, has occurred with respect to any Plan. The present value of all accrued benefits under each Plan which is not a Multiemployer Plan (based on those assumptions used to fund such Plan, which assumptions are reasonable) did not, as of the most recent valuation date, which for any such Plan was not earlier than twelve months prior to the date as of which this representation is made, exceed the then current value of the assets of such Plan allocable to such benefits.

          (b) No Company Group Member has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan and the Company has no present intention of withdrawing from any Multiemployer Plan. No Company Group Member has received any notification that any Multiemployer Plan is in reorganization (as defined in Section 4241 of ERISA), is insolvent (as defined in Section 4245 of ERISA) or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Company no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated.

          (c) To the best knowledge of the Company, no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or material breach of fiduciary responsibility has occurred which has subjected or may subject any Company Group Member to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or

Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability. No Company Group Member has incurred, or is reasonably expected to incur, any liability to the PBGC (other than for insurance premiums, which will be paid in the ordinary course when due).

          (d) Full payment has been made on or before the due date thereof of all amounts which any Company Group Member is or was required under the terms of any Plan to have paid as contributions to such Plan as of the date hereof.

          (e) No Lien imposed under the Code or ERISA on the assets of any Company Group Member exists or is reasonably likely to arise on account of any Plan.

          (f) No welfare plan (as defined in Section 3(1) of ERISA) maintained by any Company Group Member provides medical or death benefits with respect to current or former employees beyond their termination of employment (other than coverage mandated by law). To the best knowledge of the Company, each such plan to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance with such sections.

          (g) Neither the execution and delivery of this Agreement and the Other Agreements nor the issuance and sale of the Notes as herein contemplated will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in SECTION 1.6.

          7.13. PRIVATE OFFERING. Neither the Company nor the Placement Agent (the only Person authorized or employed by the Company to act on its behalf in connection with the offer and sale of the Notes or any similar securities of the Company) nor any other Person has offered the Notes or any similar securities of the Company for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and 46 other institutional investors, each of which was offered the Notes at private sale for investment. Neither the Company nor any other Person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes to
Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

          7.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds from the sale of the Notes under the Agreements as provided in
SECTION 1.4. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207, as amended), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224, as amended) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220, as amended). No Debt being reduced or retired out of the proceeds of the sale of the Notes was incurred for the purpose of purchasing or carrying any margin stock within the meaning of such Regulation G or any "margin security" within the meaning of such Regulation T. The assets of the Company and its Subsidiaries do not consist on the date hereof of, and neither the Company nor any of its Subsidiaries has any present intention of acquiring directly or indirectly, any such margin stock or any such margin security. None of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, said Regulation G, Regulation T and Regulation X.

          7.15. LICENSES, PATENTS, TRADEMARKS, AUTHORIZATIONS, ETC. The Company and each of its Subsidiaries owns, possesses or has the right to use (without any known conflict with the rights of others) all permits, franchises, patents, trademarks, service marks, trade names, copyrights, licenses, permits and governmental or other authorizations or the like (collectively, "LICENSES") which are necessary in any material respect to the conduct of its businesses as conducted on the date hereof and as proposed to be conducted. Each such License is in full force and effect, and the Company or its applicable Subsidiary, as the case may be (whichever shall own, possess or have the right to use the same), has fulfilled and performed in all material respects its obligations with respect thereto to the extent required to be performed or observed on or prior to the date hereof. No default in the performance or observance by the Company or any such Subsidiary of its obligations thereunder has occurred (and, so far as is known to the Company no other event has occurred) which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such License or which has had a Material Adverse Effect or in the future may (so far as the Company can now reasonably foresee) have a Material Adverse Effect.

          7.16. STATUS UNDER CERTAIN STATUTES; OTHER REGULATIONS. The Company is not an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not a "public utility," as such term is defined in the Federal Power Act, as amended. The Company is not subject to regulation under any Federal or state law, statute, rule, regulation or ordinance which limits its ability to incur Debt.

          7.17. LABOR MATTERS. There are no labor disputes between the Company or any of its Subsidiaries on the one hand and any of their respective employees or representatives of such employees on the other hand which in the aggregate might have a Material Adverse Effect, and the Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, tax withholding on behalf of employees and wages and hours, and are not engaged in any unfair labor practices which, either in any one case or taken together, has had or could have a Material Adverse Effect.

          7.18. FULL DISCLOSURE. Neither this Agreement nor the Memorandum nor any other document, certificate or instrument delivered to you by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which the same were made, not misleading. There is no fact known to the Company which has had a Material Adverse Effect or in the future may (so far as the Company can now reasonably foresee) have a Material Adverse Effect which has not been set forth or reflected in this Agreement, the Memorandum or in the other documents, certificates and instruments referred to herein and delivered to you by or on behalf of the Company on or prior to the date hereof in connection with the transactions contemplated by this Agreement.

          7.19. ENVIRONMENTAL MATTERS. (a) The Company and its Subsidiaries currently hold and at all times heretofore the Company and its Subsidiaries held all Environmental Permits required under all Environmental Laws except to the extent failure to have any such Environmental Permit has not had and will not have a Material Adverse Effect.

          (b) The Company and its Subsidiaries currently are, and at all times heretofore the Company and its Subsidiaries have been, in compliance with all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws except to the extent failure to comply therewith, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has ever received, and, so far as is known to the Company, no predecessor in interest of the Company or any such Subsidiary in respect of any of the Company Premises has ever received, from any Governmental Body or other Person any notice of, and the Company has no knowledge of, any events, conditions or circumstances that could prevent continued compliance in all material respects with the Environmental Permits referred to in subdivision (b) of this Section or any scheduled renewals thereof or any applicable Environmental Laws currently in effect, or that could give rise to any liability on the part of the Company or any such Subsidiary or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "ENVIRONMENTAL CLAIMS") involving the Company or any of its Subsidiaries, based on or related to (i) a violation of any applicable Environmental Laws currently in effect or
(ii) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous

Substance in violation of any applicable Environmental Laws currently in effect, other than liabilities or Environmental Claims referred to in this subdivision (c) that have not had and will not have, either in any one case or in the aggregate, a Material Adverse Effect.

          8.   EVENTS OF DEFAULT; REMEDIES.

          8.1. EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY. If any of the following conditions or events (each herein called an "EVENT OF DEFAULT") shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with judicial or governmental or administrative order or action or otherwise):

          (a) default shall be made in the due and punctual payment of all or any part of the principal of or Makewhole Amount, if any, on any Note when and as the same shall become due and payable, whether on a date fixed for prepayment, at stated maturity, by acceleration or declaration, or otherwise; or

          (b) default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable, and such default shall have continued for a period of three days; or

          (c) default shall be made in the due performance or observance of any covenant, provision, agreement or condition contained in SECTION 4(G) or any of SECTIONS 6.2 THROUGH 6.13, both inclusive, and, except in the case of any such default under SECTION 4(G), subdivision (a) of SECTION 6.3,
     SECTION 6.8, SECTION 6.9 or SECTION 6.10, such default shall have continued for a period of ten days after the earlier of (x) the date on which a Responsible Officer of the Company first has knowledge of such default and
     (y) the giving of notice to the Company of such default by any holder or holders of a Note or Notes; or

          (d) default shall be made in the due performance or observance of any other covenant, provision, agreement or condition contained in this Agreement (other than any default referred to in the foregoing subdivisions (a), (b) and (c) of this SECTION 8.1) and such default shall have continued for a period of 30 days after the earlier of (x) the date on which any Responsible Officer of the Company first has knowledge of such default and (y) the giving of notice to the Company of such default by any holder or holders of a Note or Notes; or

          (e) (i) default shall be made in the payment of any amount due, whether on an interest payment date or on a date fixed for prepayment, at stated maturity, by acceleration or declaration or otherwise, under or in respect of any Funded Debt or Current Debt of the Company (other than the Notes) or any Subsidiary, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or (ii) default shall be made in the due performance or observance of any covenant, provision, agreement or condition contained in any document evidencing or providing for the issuance or securing of any such Funded Debt or Current Debt, if the effect of any such default referred to in this clause (ii) is to cause or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holders) to cause any payment or payments in respect of any such Debt to become due prior to the scheduled due date thereof; or

          (f) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) become insolvent or be generally unable to or shall generally fail or admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally,
     (vi) acquiesce in writing to, or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing, or
     (viii) take any action in furtherance of any of the foregoing; or

          (g) a proceeding or case shall be commenced in respect of the Company or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 30 days, or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) against the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 15 days; or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 15 days; or

          (h) a final judgment or decree for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any of its Subsidiaries which, either alone or together with other outstanding judgments or decrees against the Company or any one or more of its Subsidiaries, shall aggregate more than $500,000, and the Company or such Subsidiary, as the case may be, shall not discharge the same or provide for its discharge in accordance with its terms within 45 days from the date of entry thereof or within such longer period during which execution of such judgment shall have been stayed; or

          (i) any representation or warranty made by the Company in this Agreement or in any certificate or other instrument delivered hereunder or pursuant hereto or in connection with any provision hereof shall prove to have been false or incorrect or breached in any material respect on the date as of which made; or

          (j) (i) any Company Group Member shall fail to pay when due any amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; (ii) any Company Group Member shall withdraw from a Multiple Employer Plan during a plan year in which it is a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or shall be treated as having so withdrawn under Section 4062(e) of ERISA, or any Multiple Employer Plan shall be terminated; (iii) notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Company Group Member, any plan administrator or any combination of the foregoing; (iv) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans; (v) any Company Group Member shall withdraw from any Multiemployer Plan ; (vi) any Plan (with the exception of any Multiemployer
     Plan) shall have an Unfunded Current Liability; or (vii) any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Company Group Member to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability; and there shall result from any such event or events referred to in the foregoing subdivisions (i) through (vii) a Material Adverse Effect;

then (i) upon the occurrence on any date of any Event of Default described in clause (f) or (g) of this Section with respect to the Company, the unpaid principal amount of all Notes, together with the interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured) and all other amounts payable by the Company hereunder, plus (to the extent permitted by applicable law) the Makewhole Amount (determined as of such date in respect of such principal amount of the Notes) shall automatically become immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence on any date or during the continuance of any other Event of Default, the holder or holders of not less than 51% of the unpaid principal amount of the Notes at the time outstanding may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured) and all other amounts payable by the Company hereunder, plus (to the extent permitted by applicable law) the Makewhole
Amount (determined as of the date of such declaration in respect of such principal amount of Notes), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company; PROVIDED that, upon the occurrence on any date or during the continuance of an Event of Default described in clause (a) or (b) of this Section with respect to any Note, the holder of such Note may, by written notice to the Company, declare the unpaid principal amount of such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon in accordance with the terms thereof and hereof
(which interest shall be deemed matured) and all other amounts payable by the Company hereunder to the holder of such Note, plus (to the extent permitted by applicable law) the Makewhole Amount (determined as of the date of such declaration in respect of such principal amount of such Note), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the principal amount of all Notes held by it to be, and the same shall forthwith become, due and payable, together with interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured) and all other amounts payable by the Company hereunder to the holder of such Notes, plus (to the extent permitted by applicable law) the Makewhole Amount (determined as of the date of such declaration in respect of such principal amount of such Notes), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

          8.2. DEFAULT REMEDIES. If any Event of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement or such Note, either by suit in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or under this Agreement or to enforce any other legal or equitable right available to the holder of such Note. The Company covenants that if it shall default in the making of any payment due under any Note or in the performance or observance of any covenant or agreement contained in this Agreement, it will pay to each holder of a Note such further amounts, to the extent lawful, as shall be sufficient to pay the reasonable costs and expenses of collection or of otherwise enforcing such holder's rights, including, without limitation, reasonable counsel fees and disbursements. The obligations of the Company pursuant to the immediately preceding sentence shall survive the transfer or payment in full of the Notes.

          8.3. REMEDIES CUMULATIVE. No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          8.4. REMEDIES NOT WAIVED. No course of dealing between the Company and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of or otherwise prejudice any of your rights or the rights of any holder of any Note.

          9.   DEFINITIONS AND CONSTRUCTION.

          9.1. DEFINED TERMS. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below whenever used in this Agreement (terms defined in the singular to have a correlative meaning when used in the plural and VICE VERSA):

          AFFILIATE:  with respect to any designated Person, any other Person
(a) directly or indirectly, through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such designated Person, (b) which beneficially owns or holds 5% or more of the shares of any class of Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of such designated Person,
(c) 5% or more of any class of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such designated Person, or (d) who is an officer or director of such Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock (or other equity interest) or by contract or otherwise.

          AGREEMENTS:  as defined in SECTION 1.2(B).

          APPROVALS:  as defined in SECTION 2.8.

          BOARD OF DIRECTORS: the Board of Directors of the Company or a duly authorized committee of directors lawfully exercising the relevant powers of such Board of Directors.

          BUSINESS DAY: any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York, Chicago, Illinois or Minneapolis, Minnesota.

          BUSINESS OR CONDITION: of any Person, the business, operations, assets, properties, earnings, condition (financial or other) or reasonably foreseeable prospects of such Person, PROVIDED that such term, when used without reference to any particular

Person, shall mean the Business or Condition of the Company and of the Company and its Subsidiaries taken as a whole.

          CAPITAL LEASE: as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person or in the notes thereto, other than, in the case of the Company or any of its Subsidiaries, any such lease under which the Company or a Wholly Owned Subsidiary is the lessor.

          CAPITAL LEASE OBLIGATION: as at any date, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee or in the notes thereto in respect of such Capital Lease.

          CLOSING:  as defined in SECTION 1.3.

          CLOSING DATE:  as defined in SECTION 1.3.

          CODE: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

          COMMISSION: the Securities and Exchange Commission and any other similar or successor agency of the Federal government administering the Securities Act and the Exchange Act.

          COMPANY:  as defined in the opening paragraph of this Agreement.

          COMPANY GROUP MEMBER: the Company, each Subsidiary, and each of their respective predecessors and (a) each corporation that is or was at any time a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any Subsidiary, or any of their respective predecessors, (b) each trade or business, whether or not incorporated, that is or was at any time under common control (within the meaning of Section 414(c) of the Code) with the Company or any Subsidiary, or any of their respective predecessors, and (c) each trade or business, whether or not incorporated, that is or was at any time a member of the same affiliated service group (within the meaning of Sections 414(m) and (o) of the Code) as the Company or any Subsidiary, or any of their respective predecessors.

          COMPANY PREMISES: real property in which the Company, any Subsidiary, or any Person which has been a Subsidiary at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

          COMPENSATION PAYMENTS:  as defined in SECTION 6.7.

          CONSOLIDATED CURRENT DEBT: as at any date of determination, the total of all Current Debt of the Company and its Subsidiaries determined in accordance with GAAP on a consolidated basis after eliminating all inter-company items.

          CONSOLIDATED FIXED CHARGES: for any period, the sum of the following amounts for the Company and its Subsidiaries on a consolidated basis after eliminating all inter-company transactions: (a) Consolidated Interest Expense for such period, PLUS (b) the aggregate amount of Long Term Lease Rentals accrued (whether or not actually paid) during such period.

          CONSOLIDATED FUNDED DEBT: as at any date of determination, the total of all Funded Debt of the Company and its Subsidiaries determined in accordance with GAAP on a consolidated basis after eliminating all inter-company items.

          CONSOLIDATED INTEREST EXPENSE: for any period, the sum of the following amounts for the Company and its Subsidiaries on a consolidated basis after eliminating all inter-company transactions: (a) the aggregate amount of all interest accrued (whether or not actually paid and whether deducted or capitalized) during such period on Debt (including, without limitation, imputed interest on Capital Lease Obligations), PLUS (b) amortization of debt discount and expense during such period, PLUS (c) all fees or commissions payable in connection with any letters of credit during such period.

          CONSOLIDATED NET INCOME: for any period, the net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole) after deducting, without duplication, operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all inter-company items and after deducting portions of income properly attributable to outside minority interests, if any, in the stock and surplus of any Subsidiary; PROVIDED, HOWEVER, that there shall in any event be excluded from Consolidated Net Income (without duplication):

          (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary;

          (b) any amount representing the interest of the Company or any Subsidiary in the earnings of any Person other than a Subsidiary, except to the extent that any such earnings have been actually received by the Company or such Subsidiary in the form of cash dividends or similar distributions;

          (c) any portion of the net income of a Subsidiary which for any reason is unavailable for the payment of dividends to the Company or another Subsidiary;

          (d) any deferred credit or amortization thereof from the acquisition of any properties or assets of any Person;

          (e) any gain during such period arising from (i) the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all securities) to the extent the aggregate gains from such transactions exceed losses during such period from such transactions, (ii) any reappraisal, revaluation or write-up of assets after the date of the most recent audited financial statements referred to in SECTION 7.4, (iii) the acquisition of any securities of the Company or a Subsidiary or (iv) the termination of any Plan;

          (f)  the proceeds of any life insurance policy; and

          (g) any item properly classified as extraordinary in accordance with GAAP.

          CONSOLIDATED NET INCOME AVAILABLE FOR FIXED CHARGES: for any period, Consolidated Net Income for such period, plus all amounts deducted in arriving at such Consolidated Net Income in respect of (a) Consolidated Fixed Charges and
(b) provisions for taxes imposed on or measured by income or excess profits.

          CONSOLIDATED NET WORTH: as at any date of determination, the excess of (a) the sum of common stock (but excluding stock subscribed for but unissued) and surplus (including retained earnings and additional paid-in capital) accounts of the Company and its Subsidiaries appearing on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as of such date of determination, after eliminating all inter-company transactions and all amounts properly attributable to outside minority interests in Subsidiaries OVER (b) the aggregate amount which would, in accordance with GAAP, appear on such balance sheet in respect of all assets other than those included in Consolidated Tangible Assets.

          CONSOLIDATED TANGIBLE ASSETS: as at any date of determination, the Tangible Assets of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all inter-company items and making appropriate deductions for outside minority interests.

          COVERAGE PERIOD: with respect to any Determination Date, a period (considered as one accounting period) consisting of either:

          (a) if such Determination Date shall occur at or prior to the end of the Company's fiscal year ending in 1998, four fiscal quarters (no more than three of which may be consecutive) selected by the Company from among the seven consecutive fiscal quarters of the Company ending on such Determination Date; or

          (b) if such Determination Date shall occur subsequent to the end of the Company's fiscal year ending in 1998, four fiscal quarters (which may but need not be consecutive) selected by the Company from among the six consecutive fiscal quarters of the Company ending on such Determination Date.

          CREDIT AGREEMENT: the Credit Agreement, dated as of December 8, 1995, by and among the Company, the Lenders identified (and as that term is defined) therein and The First National Bank of Chicago, as agent for said Lenders, as the same may be amended, modified and in effect from time to time.

          CURRENT DEBT: as applied to any Person, as of any date of determination, all Debt of such Person for borrowed money other than any such Debt which constitutes Funded Debt as of such date.

          DEBT: as applied to any Person, as of any date of determination, all obligations of such Person (other than capital, surplus, reserves for deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) which would be classified on a balance sheet of such Person prepared in accordance with GAAP as of such date as liabilities, including in any event (without duplication):

          (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes, drafts or similar instruments;

          (b) all obligations of such Person for all or any part of the deferred purchase price of property or services or for the cost of property constructed or of improvements;

          (c) all obligations secured by any Lien on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of such obligations;

          (d)  all Capital Lease Obligations of such Person;

          (e) all obligations of such Person, contingent or otherwise, in respect of any letter of credit facilities, bankers' acceptance facilities or other similar credit facilities (but only to the extent, in the case of any of the foregoing obligations referred to in this clause, the same does not support another obligation of such Person which either is otherwise included in Debt or consists of current accounts payable incurred in the ordinary course of business); and

          (f) all Guaranties by such Person of or with respect to obligations of the character referred to in the foregoing clauses (a) through (e) of another Person;

PROVIDED, HOWEVER, that in determining the Debt of any Person, (i) all liabilities for which such Person is jointly and severally liable with one or more other Persons (including, without limitation, all liabilities of any partnership or joint venture of which such Person is a general partner or co-venturer) shall be included at the full amount thereof without regard to any right such Person may have against any such other Persons for contribution or indemnity, and (ii) no effect shall be given to deposits, trust arrangements or similar arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable.

          DEFAULT: any condition or event which, with notice or lapse of time or both, would become an Event of Default.

          DETERMINATION DATE: each date which shall be the last day of a fiscal quarter of the Company.

          ENVIRONMENTAL CLAIMS:  as defined in SECTION 7.19.

          ENVIRONMENTAL LAW: any past, present or future Federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, Order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, or
(b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Substances.

          ENVIRONMENTAL PERMITS: collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          EVENT OF DEFAULT:  as defined in SECTION 8.1.

          EXCHANGE ACT: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          EXISTING IDB DEBT:  the Funded Debt of the Company described in
Item 11 on SCHEDULE III.

          EXISTING IDB DOCUMENTS: collectively, the Trust Indenture between the City of Hutchinson, Minnesota ("Issuer") and National City Bank of Minneapolis, as trustee, the Loan Agreement between the Issuer and the Company, and the Remarketing Agreement between the Remarketing Agent referred to in said Trust Indenture and the Company, each dated as of March 1, 1993 and relating to the Existing IDB Debt, together with the Bonds issued under said Trust Indenture.

          FUNDED DEBT: as applied to any Person, as of any date of determination thereof, all Debt of such Person which would be classified upon a balance sheet of such Person prepared as of such date in accordance with GAAP as long term or funded debt, including in any event (without duplication) all Debt of such Person, whether secured or unsecured, having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendable at the option of such Person for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that
(a) payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person on demand or within one year after the creation thereof or (b) all or any part of the amount thereof is at the time also included in current liabilities of such Person.

          GAAP: generally accepted accounting principles as from time to time set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

          GOVERNMENTAL BODY: any Federal, state, municipal, local or other governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority, of any country.

          GUARANTY: as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise in any manner directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (a) purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (b) maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or (c) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. For purposes of all computations made under this Agreement the amount of any Guaranty shall be equal to the amount of the obligation guaranteed or, if not stated or determined, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          HAZARDOUS SUBSTANCES: shall mean and include those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 ET SEQ.) , as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET SEQ.) and the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801 ET SEQ.), and in the regulations promulgated pursuant to said laws, all as amended; and in any event shall include medical wastes, infectious wastes, asbestos, paint containing lead, and urea formaldehyde.

          HTI EXPORT: HTI Export, Ltd., a Barbados corporation and, on the date hereof, a Wholly Owned Subsidiary of the Company.

          IDB DEBT: Funded Debt issued by municipal, state or Federal authorities secured by Liens of the character permitted by SECTION 6.4(H) and incurred for the benefit of the Company to finance the construction or acquisition of industrial or pollution control facilities pursuant to Federal, state or local law, the interest borne by which Funded Debt is, at the time of incurrence thereof, at a rate per annum less than the rate per annum the Company would at the time be required to pay in respect of funds borrowed by it from capital market sources then available to it, with the same or comparable security, in a comparable principal amount and with a comparable maturity.

          INDEMNIFIED LIABILITIES:  as defined in SECTION 15.11.

          INDEMNITEES:  as defined in SECTION 15.11.

          INVESTMENT: as applied to any designated Person, any direct or indirect purchase or other acquisition by such designated Person for cash or other property of stock, debt or other securities of any other Person, or any direct or indirect loan, advance, extension of credit or capital contribution by such designated Person to any other Person or any Guaranty by such designated Person with respect to the Debt of such other Person, including all Debt of and accounts receivable from any such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment, (i) undistributed earnings of, and interest accrued in respect of Debt owing by, any such other Person accrued after the date of such Investment shall not be included,
(ii) there shall not be deducted from the amounts invested in any such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans or advances from such other Person, and (iii) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in any such other Person shall be disregarded.

          LICENSES:  as defined in SECTION 7.15.

          LIEN: as to any Person, any mortgage, lien (statutory or other), pledge, assignment, hypothecation, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement or Capital Lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement which names such Person as debtor. For purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has placed in trust for the benefit of holders of Debt of such Person which Debt is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

          LONG TERM LEASE: any lease of property (real, personal or mixed) having an original term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not any such option has been exercised) of more than one year, other than (a) a Capital Lease and (b) in the case of any Subsidiary, any such lease under which the Company or a Wholly Owned Subsidiary is the lessor.

          LONG TERM LEASE RENTALS: as applied to the Company and its Subsidiaries for any period, the total amount (whether designated as rentals or additional or supplemental rentals or otherwise) payable as lessee under all Long Term Leases during such period, including amounts so payable during such period by reason of a lease termination or a surrender of property but excluding amounts so payable on account of maintenance, ordinary repairs, insurance, taxes, assessments and other similar charges.

          MAKEWHOLE AMOUNT: applicable in respect of any prepayment of all or any portion of the principal amount of any Note of any series pursuant to
SECTION 3.2 or the acceleration of the payment of the principal amount of any Note of any series pursuant to SECTION 8.1 (such prepaid or accelerated principal amount of any Note of any series being hereinafter referred to as the "PREPAID PRINCIPAL"), the greater of (a) zero and (b) the excess of:

          (i) the sum of the respective present values as of the date such Makewhole Amount becomes due and payable of (A) each prepayment of principal, if any, required to be made with respect to such Prepaid Principal during the remaining term to maturity of the Notes of such series, (B) the payment of principal balance required to be made at final maturity with respect to such Prepaid Principal, and (C) each payment of interest which would be required to be paid during the remaining term to maturity of the Notes of such series with respect to such Prepaid Principal from time to time outstanding, determined, in the case of each such required prepayment, principal payment at final maturity and interest payment, by discounting the amount thereof (on a semiannual basis) from the date fixed therefor back to the date such Makewhole Amount becomes due and payable at the Reference Rate (assuming for such purpose that all such payments and prepayments of principal and payments of interest with respect to such Prepaid Principal were made when due pursuant to the terms hereof and of the Notes of such series, and that no other payment or prepayment with respect to such Prepaid Principal was made),

     OVER

          (ii) the amount of such Prepaid Principal.

For purposes hereof, the "REFERENCE RATE" applicable in respect of any Note shall mean a per annum rate equal to the sum of (x) 0.50% PLUS (y) the Treasury Rate.

          MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT; MATERIALLY ADVERSE: in, on or to, as appropriate, any Person, a material adverse change in such Person's Business or Condition, a material adverse effect on such Person's Business or Condition or an event which is materially adverse to such Person's Business or Condition; PROVIDED that, (a) any such term, when used without reference to any particular Person, shall mean such change in or effect on or event adverse to, as the case may be, the Company or the Company and its Subsidiaries taken as a whole, and (b) any impairment of the ability of the Company to pay the principal of, Makewhole Amount, if any, and interest on the Notes in accordance with the terms thereof and hereof, or any impairment in a material respect of the ability of the Company to perform its other obligations under the Notes or this Agreement, shall in any case be deemed to have resulted in a material adverse change in, to have a material adverse effect on, and to be materially adverse to, the Company's Business or Condition.

          MEMORANDUM:  as defined in SECTION 7.4.

          MOODY'S:  as defined in SECTION 6.5.

          MULTIEMPLOYER PLAN: a plan defined as such in Section 3(37) of ERISA to which any Company Group Member is making or incurring an obligation to make, or has made or incurred an obligation to make, contributions.

          MULTIPLE EMPLOYER PLAN: a Plan subject to Title IV of ERISA to which any Company Group Member, and at least one employer other than a Company Group Member, is making or incurring an obligation to make contributions or has made or incurred an obligation to make contributions.

          NET WORTH MINIMUM:  as of any Testing Date, the sum of
(a) $96,625,000, PLUS (b) an aggregate amount equal to 50% of Consolidated Net Income for each fiscal quarter of the Company ended on or prior to such Testing
Date and for which Consolidated Net Income shall be positive, beginning with the fiscal quarter of the Company ending September 29, 1996.

          NOTE REGISTER:  as defined in SECTION 10.1.

          NOTES:  as defined in SECTION 1.1.

          OFFICERS' CERTIFICATE: a certificate executed on behalf of the Company by two of its officers, one of whom shall be its Chairman of the Board of Directors (if an officer) or its Chief Executive Officer, Chief Operating Officer or President or one of its Vice Presidents or its Secretary, and one of whom shall be its Chief Financial Officer or Treasurer or an Assistant Treasurer.

          ORDER: any order, writ, injunction, decree, judgment, award, determination, direction or demand.

          OTHER AGREEMENTS:  as defined in SECTION 1.2(B).

          OTHER PURCHASERS:  as defined in SECTION 1.2(B).

          OUTSTANDING: when used with reference to the Notes as of a particular time, all Notes theretofore issued as provided in this Agreement, except
(a) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect of which replacement Notes have been issued, (b) Notes theretofore paid in full, and
(c) Notes theretofore cancelled by the Company or delivered to the Company for cancellation; PROVIDED, HOWEVER, that, for the purpose of determining whether holders of the requisite principal amount of the Notes have made or concurred in any amendment, waiver, consent, approval, declaration, notice or other communication under this Agreement, Notes owned by the Company, any Subsidiary of the Company or any Affiliates thereof shall not be deemed to be outstanding.

          PBGC: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          PERSON: any individual, corporation, association, partnership, joint venture, trust or estate, organization, business, government or agency or political subdivision thereof, or any other entity.

          PLACEMENT AGENT:  as defined in SECTION 7.4.

          PLAN: any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to at any time by any Company Group Member.

          PREPAID PRINCIPAL: as defined in the definition of the term "Makewhole Amount."

          PROJECTIONS: the forecasted financial information (A) for the Company's fiscal years ending in 1996 through 1999 consisting of (i) the forecasted consolidated statement of operations, balance sheet and statement of cash flows, dated June 17, 1996, and the assumptions relating thereto, dated June 17, 1996, (ii) the forecasted consolidated statement of operations, balance sheet and statement of cash flows, dated June 25, 1996, and the assumptions relating thereto, dated June 30, 1996, and (iii) the forecasted consolidated statement of operations, balance sheet and statement of cash flows, dated June 27, 1996, and the assumptions relating thereto, dated June 27, 1996, and (B) for the Company's fiscal years ending in 1997 through 1999 consisting of capital spending breakouts, dated June 25, 1996, all of which forecasted financial information is legended "Confidential Restricted Information: For use by TIAA and Metropolitan Life Insur. Co. in discussions on the $50M Placement only" and which was heretofore delivered to you and each of the Other Purchasers together with a certificate of the Chief Financial Officer of the Company dated as of July 26, 1996.


          REFERENCE RATE: as defined in the definition of the term "Makewhole Amount."

          REPORTABLE EVENT: any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          RESPONSIBLE OFFICER: any officer of the Company who shall be permitted to sign an Officers' Certificate (as provided in the definition of that term set forth in this Section) and any other officer of the Company, regardless of title, who shall either (a) at any time hereafter perform substantially the same duties as are performed on the date hereof by any such officer permitted to sign an Officers' Certificate or (b) be charged with responsibility for monitoring or administering the Company's compliance with any of the provisions of this Agreement.

          RESTRICTED PAYMENT: any payment or distribution or the incurrence of any liability to make any payment or distribution, in cash, property or other assets (other than shares of common stock of the Company) upon or in respect of any share of any class of capital stock of the Company or any warrants, rights or options evidencing a right to purchase or acquire any securities of the Company, including, without limiting the generality of the foregoing, payments or distributions as dividends and payments or distributions for the purpose of purchasing, acquiring, retiring or redeeming any such shares of stock (or any warrants, rights or options to purchase or acquire any such securities) or the making of any other distribution in respect of any such shares of stock (or any warrants, rights or options evidencing a right to purchase or acquire any such securities).

          SECURITIES ACT: the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          SERIES:  as defined in SECTION 1.1.

          SERIES A CLOSING DATE:  as defined in SECTION 1.3.

          SERIES A NOTES:  as defined in SECTION 1.1.

          SERIES B CLOSING DATE:  as defined in SECTION 1.3.

          SERIES B NOTES:  as defined in SECTION 1.1.

          S&P:  as defined in SECTION 6.5.

          SUBSIDIARY: with respect to any Person, any corporation more than 80% of the Voting Stock of which is at the time owned by such Person and/or one or more of its other Subsidiaries. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Company.

          SUBSIDIARY SECURED DEBT: any Funded Debt of a Subsidiary secured by Liens of the character permitted by SECTION 6.4(I) or Liens extending, renewing or replacing Liens of that character permitted by SECTION 6.4(J).

          TANGIBLE ASSETS: of any Person, as at any date of determination, the aggregate book value which would, in accordance with GAAP, be shown on the books of such Person of all assets of any character, but exclusive of good will, patents, patent applications, trade marks, trade names, copyrights, franchises, licenses, permits, organizational and experimental expense, unamortized debt discount and expense, all other assets which under GAAP are deemed intangible, and treasury stock, less the sum (without duplication) of (a) all depreciation, depletion, obsolescence, amortization and other reserves set aside in connection with the business conducted by such Person (other than general contingency reserves not allocated to any particular purpose and reserves representing mere appropriations of surplus), (b) the excess of the cost of shares acquired over the book value of related assets, and (c) in the case of the Company or any Subsidiary, the amount of any write-up in the book value of any asset resulting from the revaluation thereof subsequent to the date of the most recent audited financial statements referred to in SECTION 7.4.

          TERMINATION EVENT: (a) with respect to any Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, or (b) the withdrawal of any Company Group Member from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, or
(c) the
distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or (f) the complete or partial withdrawal of any Company Group Member from a Multiemployer Plan.

          TESTING DATE: each of the following dates: (a) any Determination Date; (b) any date on which the Company shall, directly or indirectly, declare, order, pay, distribute, make or set apart any sum or property for any Restricted Payment; (c) any date on which the Company or any Subsidiary shall issue, sell or otherwise dispose or part with control of any shares of stock or any Debt or any other securities (or warrants, rights or options to acquire stock or other securities) of any Subsidiary (except to the Company or a Wholly Owned Subsidiary) the assets of which, represented by the equity interest transferred, shall have an aggregate fair market value or an aggregate book value greater than or equal to $5,000,000; (d) any date on which the Company or any Subsidiary shall take any action described in subdivision (a), (b), (c) or (d) of
SECTION 6.9 as a result of or after giving effect to which Consolidated Net Worth shall be reduced by an amount greater than or equal to $5,000,000; and
(e) any date on which the Company or any Subsidiary shall take or suffer the taking of any action, or on which any event shall occur, as a result of or after giving effect to which Consolidated Net Worth shall be reduced by an amount greater than or equal to $10,000,000.

          THIS AGREEMENT: this Note Purchase Agreement (together with the Schedules and Exhibits hereto), as from time to time amended, modified or supplemented in accordance with its terms.

          TOTAL CAPITALIZATION: as at any date of determination, the sum as of such date of (a) Consolidated Net Worth, PLUS (b) Consolidated Funded Debt PLUS
(c) Consolidated Current Debt.

          TREASURY RATE: for purposes of any determination of the Makewhole Amount in respect of any principal amount of any Note of any series, the yield to maturity for the actively traded marketable United States Treasury fixed interest rate securities with a maturity equal to the remaining Weighted Average Life to Maturity (rounded to the nearest month) of the Notes of such series as of the date such Makewhole Amount becomes due and payable, as set forth on page "USD" of the Bloomberg Financial Markets Service (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States Treasury fixed interest rate securities) at 9:00 A.M. (New York City time) as of the third Business Day preceding the date such Makewhole Amount becomes due and payable. In the event that no such nationally recognized trading screen reporting on-line trading in United States Treasury fixed interest rate securities is available, "Treasury Rate" shall mean the arithmetic mean of the yields reported as weekly averages for the two most recently ended weeks so reported under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity corresponding to the remaining Weighted Average Life to Maturity (rounded to the nearest month) of the Notes of such series as of the date such Makewhole Amount becomes due and payable. For purposes of calculating the Treasury
Rate, the most recent Statistical Release published prior to the date of determination of the Makewhole Amount shall be used. If no possible maturity for United States Treasury fixed interest rate securities exactly corresponds to such rounded Weighted Average Life to Maturity, yields for the two most closely corresponding published maturities shall be calculated and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes hereof, "STATISTICAL RELEASE" shall mean the statistical release designated "H.15(519)" (or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States Treasury fixed interest rate securities adjusted to constant maturities) or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of at least 66-2/3% in aggregate principal amount of the Notes at the time outstanding.

          UNFUNDED CURRENT LIABILITY: of any Plan means the amount, if any, by which the present value of the accrued benefits under such Plan (based on those assumptions used to fund such Plan) as of the close of its most recent plan year exceeds the then current value of the assets of such Plan allocable to such benefits.

          VOTING STOCK: capital stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions) of such corporation.

          WEIGHTED AVERAGE LIFE TO MATURITY: as applied to any indebtedness at any date, the number of years (or portions of years) obtained by dividing
(a) the then outstanding principal amount of such indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by
(ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the date on which such payment is to be made.

          WHOLLY OWNED SUBSIDIARY: any Subsidiary of the Company all of the outstanding shares of capital stock and other equity securities of any class or classes of which, other than directors' qualifying shares, shall at the time be owned by the Company either directly or through one or more Wholly Owned Subsidiaries.

          9.2. ACCOUNTING TERMS, ETC. Except as specifically provided herein, all accounting terms used herein which are not expressly defined in this Agreement have the meanings given to them in accordance with GAAP and all computations made pursuant to this Agreement shall be made in accordance with GAAP. All balance sheets and other financial statements delivered pursuant to SECTION 4 shall be prepared in accordance with GAAP.

          9.3. DIRECTLY OR INDIRECTLY. Where any provision of this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

          10.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.

          10.1. NOTE REGISTER. The Company will keep, at its office maintained pursuant to SECTION 6.21, a register (the "NOTE REGISTER") in which, at its expense, it will provide for the registration and registration of transfer of the Notes.

          10.2. TRANSFER AND EXCHANGE. Whenever any Note or Notes shall be surrendered at the office of the Company referred to in SECTION 10.1 for exchange or for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will, at its expense, execute and deliver in exchange therefor a new Note or Notes, as the case may be, of the same series as such surrendered Note or Notes, in denominations of at least $1,000,000 (except that one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $1,000,000), as may be requested by such holder or the transferee, in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Each such new Note shall be made payable to and registered in the name of the Person or Persons requested by such holder. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange.

          10.3. OWNERS AND HOLDERS OF NOTES. The Company and any agent of the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of the principal of and Makewhole Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue.

           11. LOST, ETC. NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity or security in form reasonably satisfactory to it, or, if mutilated, upon surrender of such Note for cancellation, the Company will, at its expense, issue and deliver in lieu of such Note a new Note of the same series, of like tenor in a like unpaid principal amount, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Notwithstanding the foregoing provisions of this Section, if any Note of which you are, or any other institutional holder (or your or any such other holder's nominee), is the owner is lost, stolen or destroyed, then your or such other holder's (or your or its nominee's) written statement by an authorized officer as to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity or security shall be required as a condition to the execution and delivery by the Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than your or such institutional holder's unsecured written agreement to indemnify the Company.

           12. AMENDMENT AND WAIVER. (a) Any term, provision, covenant, agreement or condition of this Agreement or of the Notes may, with the written consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the holder or holders of not less than 66-2/3% in aggregate unpaid principal amount of all Notes at the time outstanding; PROVIDED, that

          (i) no such amendment, modification or waiver shall be effective prior to the Series B Closing Date without your consent and the consent of the Other Purchasers,

          (ii) without the consent of the holders of all Notes at the time outstanding, no such amendment, modification or waiver shall (A) change the principal of, or change the rate of interest or change the time of payment of principal, or Makewhole Amount, if any, or interest on any of the Notes,
     (B) modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment thereof (including, without limitation, amending or modifying the definition of the term "Makewhole Amount", "Prepaid Principal", "Reference Rate", "Statistical Release" or "Treasury Rate"), (C) change the percentage of holders of Notes required to accelerate the Notes, or (D) modify any provision of this Section, and

          (iii) no such amendment, modification or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

          (b) Any amendment, modification or waiver pursuant to this Section shall apply equally to all holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note. Promptly after any amendment, modification or waiver pursuant to this Section has become effective, the Company shall deliver to each holder of a Note a true and complete copy of the written instruments pursuant to which such amendment, modification or waiver was effected, signed by the holder or holders of the requisite percentage of outstanding Notes and setting forth any such amendment or modification or the terms of any such waiver.

          (c) The Company will not, and will not permit any of its Subsidiaries or Affiliates, directly or indirectly, to solicit, request or negotiate for or with respect to any proposed amendment, modification or waiver of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, and will not permit any of its Subsidiaries or Affiliates, directly or indirectly, to offer or pay any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes in order to obtain such holder's consent to any amendment, modification or waiver of any term or provision of this Agreement or the Notes unless such remuneration is concurrently paid on the same terms proportionately to each holder of Notes then outstanding regardless of whether or not such holder consents to such amendment, modification or waiver.

          13. DIRECT PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as you or any nominee designated by you shall be the holder of any Note, the Company shall promptly and punctually pay all amounts which become due and payable on such Note or hereunder to you at your address and in the manner set forth in SCHEDULE I, or at such other place within the United States of America and in such other manner as you may designate for the purpose by notice to the Company, without presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, following such payment or prepayment, be surrendered to the Company for cancellation, upon its written request therefor, at its office maintained pursuant to SECTION 6.21 or at the place of payment specified in the Notes. You agree that prior to the sale, transfer or other disposition of any such Note, you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes of the same series aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company shall enter into an agreement similar to that contained in the first sentence of this Section with any other institutional holder of outstanding Notes (or nominee thereof) who shall make with the Company an agreement similar to that contained in the second sentence of this Section.

          14. LIABILITIES OF THE PURCHASER. Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation on your part or that of any other holder of any Note to enforce any provision hereof or of any of the Notes for the benefit or on behalf of any other Person who may be the holder of any Note.

          15.  MISCELLANEOUS.

          15.1. EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company shall: (a) directly pay the fees and disbursements of your special counsel for any services rendered in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent requested by the Company pursuant to the provisions hereof, including, without limitation, any amendments, waivers or consents, resulting from any work-out negotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes (whether or not the same becomes effective), and all other reasonable expenses in connection therewith (including, without limitation, document production and reproduction expenses and the cost of obtaining a private placement number from the CUSIP Service Bureau); (b) reimburse you for your reasonable out-of-pocket expenses in connection with such transactions and the exercise of your rights hereunder, and each such actual or proposed amendment, waiver or consent requested by the Company pursuant to the provisions hereof (whether or not the same becomes effective), and any items of the character referred to in clause (a) which shall have been paid by you, and pay the cost of transmitting Notes (insured to your satisfaction) to you upon the issuance thereof; (c) pay, and save you and each subsequent holder of any Note harmless from and against, any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all placement fees and other liability to pay any agent or finder in connection with the sale of the Notes to you; and (d) pay all documentary, stamp or similar taxes (including interest and penalties) which may be payable in respect of the execution and delivery or issuance (but not the transfer) of any of the Notes or of any amendment of, or waiver or consent under or with respect to, this Agreement or any of the Notes and save you and all subsequent holders of the Notes harmless from and against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive payment and transfer of any Notes.

          15.2. RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All agreements, covenants, representations and warranties of the Company herein or of (or on behalf of) the Company in any certificates or other instruments delivered pursuant to this Agreement shall (a) be deemed to be material and to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (b) survive the execution and delivery of this Agreement and the delivery of the Notes to you and any investigation made at any time by you or on your behalf or any disposition of any of the Notes.

          15.3. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns; PROVIDED, HOWEVER, that you shall not be obligated to purchase Notes hereunder from any Person other than the existing Hutchinson Technology Incorporated, a Minnesota corporation. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of the Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

          15.4. NOTICES. Unless otherwise expressly provided in this Agreement, all notices, opinions and other communications provided for herein shall be in writing and delivered by hand or mailed, first class postage prepaid, or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to the Company, to the address set forth at the head of this Agreement, marked for the attention of the Chief Financial Officer, or at such other address as the Company may hereafter designate by notice to each holder of any Note at the time outstanding, or
(b) if to you or any Other Purchaser, at your or such Other Purchaser's address, as the case may be, as set forth in SCHEDULE I or at such other address as you or such Other Purchaser may hereafter designate by notice to the Company; PROVIDED, HOWEVER, that a notice to you by overnight courier shall only be effective if delivered to you at a street address designated for such purpose in SCHEDULE I, and notice to you by facsimile communication shall only be effective if by confirmed transmission to you at a telephone number designated for such purpose in SCHEDULE I, or (c) if to any other holder of any Note, at the address of such holder as it appears on the Note Register.

          15.5. LAW GOVERNING. THIS AGREEMENT AND THE NOTES AND ALL AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

          15.6. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES MAY BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AS PROVIDED IN SECTION 15.4 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN MAILED TO THE COMPANY IN ACCORDANCE HEREWITH. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY HOLDER OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          15.7. HEADINGS, ETC. The section and other subdivision headings in this Agreement and the table of contents hereto are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof.

          15.8. SUBSTITUTION OF PURCHASER. You shall have the right to substitute a subsidiary wholly owned by you as a purchaser of any or all of the Notes to be purchased by you on any Closing Date by written notice delivered to the Company, which notice shall be signed by you and such subsidiary and shall contain such subsidiary's agreement to be bound by this Agreement; PROVIDED, HOWEVER, that such agreement may contain a statement to the effect that such subsidiary at all times has the right to sell the Notes being purchased by it to you. The Company agrees that, upon the Company's receipt of such notice and except to the extent otherwise specified therein, wherever the word "you" is used in this Agreement (other than in this Section), such word shall be deemed to refer to such subsidiary in lieu of you. If any subsidiary has been substituted as a purchaser of any Notes and shall subsequently transfer such Notes to you, then you will thereafter be entitled to all the rights and benefits of the purchaser of such Notes under this Agreement.

          15.9. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

          15.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          15.11. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by you, the Company hereby agrees to indemnify, defend and hold you and each holder from time to time of any Notes, and your and their respective officers, directors and trustees, general and limited partners (and directors, officers and trustees thereof), employees and agents (herein called the "INDEMNITEES") free and harmless from and against any and all claims, actions, causes of action, suits or other proceedings (whether or not such Indemnitee is a party thereto), losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable fees and disbursements of counsel, consultants and experts (herein called the "INDEMNIFIED LIABILITIES," which term shall not include, however, liabilities incurred by an Indemnitee by reason of the gross negligence or willful misconduct of such Indemnitee) incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any Note, or (b) the execution, delivery, performance or enforcement of this Agreement or the Notes or any instrument contemplated hereby by any of the Indemnitees, or (c) any failure of any representation or warranty set forth in
SECTION 7 to be true and correct when made or any failure by the Company to comply with any of its covenants or agreements set forth in this Agreement. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permissible under applicable law.
The provisions of, and obligations of the Company under, this Section shall survive the execution and delivery of this Agreement, the delivery, payment or transfer of any Note, the enforcement of any provision hereof or thereof, the consummation of the transactions to occur on any Closing Date, and any amendments or waivers and shall be enforceable by each Indemnitee separately or together without necessity of accelerating the maturity of any Notes; and any such Indemnitee seeking to enforce the indemnification provided for hereunder may initially proceed directly against the Company without first resorting to any other rights of indemnification or otherwise that it may have.

          If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this Agreement and return one of the same to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

                    Very truly yours,

                    HUTCHINSON TECHNOLOGY INCORPORATED



                    By  /s/ John A. Ingleman
                       -------------------------------
                        Name:  John A. Ingleman
                        Title: Chief Financial Officer


The foregoing Agreement is
hereby accepted and agreed to
as of the date hereof.

METROPOLITAN INSURANCE AND ANNUITY COMPANY



By /s/ James A. Wiviott
  ----------------------------
    Name:  James A. Wiviott
    Title: AVP

                                                                      SCHEDULE I


                        INFORMATION CONCERNING PURCHASERS


                                      Principal Amount
Name, Address and Payment             and Series of Notes    Applicable
Provisions of Purchaser               to be Purchased        Closing Date
-------------------------             -------------------    -------------

METROPOLITAN LIFE INSURANCE COMPANY   $10,000,000            Series A
                                      Series A Notes         Closing Date

(1)  All payments to the above
     Purchaser on any Note shall be
     made by wire transfer of
     immediately available funds
     before 12:00 noon, Eastern time,
     to the account of Metropolitan
     Life Insurance Company Corporate
     Investments,
     Account No. 002-2-410591 at:

     The Chase Manhattan Bank
      (National Association)
     ABA #021000021
     Metropolitan Branch 33
     East 23rd Street
     New York, N.Y.  10010

     For Account of:  Metropolitan
     Life Insurance Company

(2)  Address for all other
     communications:

     Metropolitan Life Insurance Company
     Fixed Income Investments
     334 Madison Avenue
     Convent Station, N.J.  07936
     Attention:  Vice President
     Telephone:  (201) 254-3222


With a copy to:

     Metropolitan Life Insurance Company
     One Lincoln Centre
     Suite 800
     Oakbrook Terrace, IL  60181
     Attention:  Vice President
     Facsimile:  (708) 916-2575

                                      Principal Amount
Name, Address and Payment             and Series of Notes    Applicable
Provisions of Purchaser               to be Purchased        Closing Date
-------------------------             -------------------    -------------

METROPOLITAN INSURANCE AND ANNUITY    $15,000,000            Series A
COMPANY                               Series A Notes         Closing Date


(1)  All payments to the above
     Purchaser on any Note shall be
     made by wire transfer of
     immediately available funds
     before 12:00 noon, Eastern time,
     to the account of Metropolitan
     Insurance and Annuity Company
     Corporate Investments,
     Account No. 002-1-072301

     The Chase Manhattan Bank
      (National Association)
     ABA #021000021
     Metropolitan Branch 33
     East 23rd Street
     New York, N.Y.  10010

     For Account of:  Metropolitan
     Insurance and Annuity Company

(2)  Address for all other
     communications:

     Metropolitan Life Insurance Company
     Fixed Income Investments
     334 Madison Avenue
     Convent Station, N.J.  07936
     Attention:  Vice President
     Telephone:  (201) 254-3222

     With a copy to:

     Metropolitan Life Insurance
     Company
     One Lincoln Centre
     Suite 800
     Oakbrook Terrace, IL  60181
     Attention:  Vice President
     Facsimile:  (708) 916-2575

                                      Principal Amount
Name, Address and Payment             and Series of Notes    Applicable
Provisions of Purchaser               to be Purchased        Closing Date
-------------------------             -------------------    -------------

TEACHERS INSURANCE AND ANNUITY        $25,000,000            Series B Closing
ASSOCIATION OF AMERICA                Series B Notes         Date

(1)  All payments on account of the
     Series B Notes shall be made in
     immediately available funds at
     the opening of business on the
     due date by electronic funds
     transfer (identifying each as
     "HUTCHINSON TECHNOLOGY
     INCORPORATED, private placement
     number 448407 B@ 4, 8.07% Senior
     Notes due 2006, principal,
     premium or interest") through
     the Automated Clearing House
     System to:

     Morgan Guaranty Trust Company
       of New York
     ABA No. 021-000-238
     23 Wall Street
     New York, New York  10015
     Account of:  Teachers Insurance
       and Annuity Association of
       America,
     Account Number: 121-85-001,
     On order of:  HUTCHINSON
     TECHNOLOGY INCORPORATED

(2)  Contemporaneous with the above
     electronic funds transfer,
     advice setting forth (a) the
     full name, private placement
     number, interest rate and
     maturity date of the Series B
     Notes, (b) the allocation of
     payment between principal,
     interest, premium or any other
     payment, and (c) the name and
     address of the bank from which
     payment was made, shall be
     delivered, mailed or telefaxed
     to:

                                      Principal Amount
Name, Address and Payment             and Series of Notes    Applicable
Provisions of Purchaser               to be Purchased        Closing Date
-------------------------             -------------------    -------------

     Teachers Insurance and Annuity
       Association of America
     730 Third Avenue
     New York, New York  10017
     Attention:  Securities
     Accounting Division

     Phone:    (212) 916-4188
     Facsimile:     (212) 916-6955

(3)  All other communications shall
     be delivered, mailed or
     telefaxed to:

     Teachers Insurance and Annuity
       Association of America
     730 Third Avenue
     New York, New York  10017
     Attention:  Securities Division,
          Private Placements

     Phone:     (212) 916-4395
                (Marie A. Shmaruk) or
                (212) 490-9000
                (general number)
     Facsimile: (212) 916-6583

                                                              SCHEDULE II



              INFORMATION CONCERNING SUBSIDIARIES AND QUALIFICATION

                                     PART A



                                             % of Capital Stock       Other          Jurisdictions     Jurisdictions
                          Jurisdiction of          Owned by          Owner(s)       in which Assets        where
Name of Subsidiary         Organization            Company       of Capital Stock       Located         Qualified
-----------------         ---------------    ------------------   ----------------  ---------------    -------------

Hutchinson Technology     Minnesota          100%-Company         N/A                     MN                 MN
Asia, Inc.                ("MN")                                                       Singapore          Singapore

HTI Export Ltd.           Barbados           100%-Company         N/A                  Barbados           Barbados



                                     PART B



         Jurisdictions                     Jurisdictions
        In Which Company                   Where Company
         Assets Located                      Qualified
        ----------------                   --------------

Minnesota, South Dakota, Wisconsin         Minnesota, South Dakota,
Netherlands,                               Wisconsin, California

                                                                   SCHEDULE III


                  EXISTING DEBT OF THE COMPANY AND SUBSIDIARIES


                                                                      FUNDED
                                                                      ("F")
                                                                        OR
                                                                      CURRENT    OUTSTANDING   DESCRIPTION
                                                                       ("C")      PRINCIPAL        OF
     DESCRIPTION      OBLIGEE              OBLIGOR       GUARANTOR    DEBT        AMOUNT       COLLATERAL
     -----------      -------              -------       ---------    -----     -----------   -----------
1).  Notes Purchase   Northwestern         Hutchinson       N/A         F       $120,000.06    Unsecured
     Agreement for    National Life        Technology
     $2,000,000                            Incorporated

2).  Notes Purchase   Northwestern         Hutchinson       N/A         F       1,237,500.00   Unsecured
     Agreement for    National Life        Technology
     $3,750,000                            Incorporated

3).  Notes Purchase   Northern Life        Hutchinson       N/A         F         135,000.05   Unsecured
     Agreement for    Insurance Co.        Technology
     $2,250,000                            Incorporated

4).  Notes Purchase   Northern Life        Hutchinson       N/A         F       1,072,500.00   Unsecured
     Agreement for    Insurance Co.        Technology
     $3,250,000                            Incorporated

5).  Notes Purchase   North Atlantic Life  Hutchinson       N/A         F          60,000.03   Unsecured
     Agreement for    Insurance Company    Technology
     $1,000,000       (now held by J.      Incorporated
                      Romeo & Co.)

6).  Notes Purchase   North Atlantic Life  Hutchinson       N/A         F         660,000.00   Unsecured
     Agreement for    Insurance Company    Technology
     $2,000,000                            Incorporated

7).  Notes Purchase   Ministers Life (now  Hutchinson       N/A         F          45,000.04   Unsecured
     Agreement for    held by VAR & CO.)   Technology
     $750,000                              Incorporated

8).  Notes Purchase   FB Annuity Co.       Hutchinson       N/A         F          29,999.98   Unsecured
     Agreement for                         Technology
     $500,000                              Incorporated

9).  Notes Purchase   Farm Bureau Life     Hutchinson       N/A         F          29,999.98   Unsecured
     Agreement for    Insurance Co.        Technology
     $500,000                              Incorporated

10). Notes Purchase   American Investors   Hutchinson       N/A         F         330,000.00   Unsecured
     Agreement for    Life Insurance Co.   Technology
     $1,000,000       (Now held by         Incorporated
                      Northwestern National
                      Life)




                                                                      FUNDED
                                                                      ("F")
                                                                        OR
                                                                      CURRENT    OUTSTANDING    DESCRIPTION
                                                                       ("C")      PRINCIPAL         OF
     DESCRIPTION      OBLIGEE              OBLIGOR       GUARANTOR    DEBT        AMOUNT        COLLATERAL
     -----------      -------              -------       ---------    -----     -----------     -----------

11). Revenue Bonds    City of Hutchinson,  Hutchinson       N/A         F       1,600,000.00    Unsecured
     for $2,000,000   MN Variable Rate     Technology
                      Demand Industrial    Incorporated
                      Development Revenue
                      Refunding Bonds; The
                      First National Bank
                      of Chicago under the
                      Credit Agreement
                      (item 16, below)

12). Major Economic   Wisconsin Department Hutchinson       N/A         F         500,000.00(1) Secured by one
     Development      of Development       Technology                                           Clean Line and
     Fund Agreement                        Incorporated                                         one Dual Line
     for $1,000,000                                                                             Continuous Feed
                                                                                                Forming Press
                                                                                                and by amounts
                                                                                                owing to
                                                                                                Company from
                                                                                                Obligee

13). Note Purchase    Teachers Insurance   Hutchinson       N/A         F      20,000,000.00    Unsecured
     Agreement for    and Annuity          Technology
     $20,000,000      Association of       Incorporated
                      America


14). Note Purchase    Central Life         Hutchinson       N/A         F       5,000,000.00    Unsecured
     Agreement for    Assurance Company    Technology
     $5,000,000       (now held by Salked  Incorporated
                      & Co.)

15). Note Purchase    Modern Woodmen of    Hutchinson       N/A         F       5,000,000.00    Unsecured
     Agreement for    America              Technology
     $5,000,000                            Incorporated

16). Credit Agreement The First National   Hutchinson       N/A         F               0.00    Unsecured
     for $25,000,000  Bank of Chicago      Technology
                                           Incorporated

                                                                               --------------
     TOTAL                                                                     $35,820,000.14



------------------------------

(1) This loan provides a covenant for forgiveness of principal in an amount equal to $500 per full-time position created and maintained by a Wisconsin resident until December 31, 1999, after four hundred full time positions have been created. The Company expects to achieve the maximum amount of forgiveness allowable ($500,000) and has therefore recorded such amount as a deferred credit at this time.

                                                                     SCHEDULE IV


                 EXISTING LEASES OF THE COMPANY AND SUBSIDIARIES



                                                      Expiration
                                                       of term
                                                      (assuming
                                                     exercise of
                                     Commencement      optional       Property       Annual
Lessor      Lessee     Guarantor       of Term         renewals)       Leased        Rental
------      ------     ---------     ------------    ------------     ---------     -------






                                                                      SCHEDULE V


              EXISTING INVESTMENTS OF THE COMPANY AND SUBSIDIARIES


                                      NONE

                                                              EXHIBIT A-1
                                                                   TO
                                                         NOTE PURCHASE AGREEMENT

                              FORM OF SERIES A NOTE

                       HUTCHINSON TECHNOLOGY INCORPORATED

                           7.85% Senior Note due 2003


No. R-                                                                    [Date]
$                                                             New York, New York
Private Placement No.:  448407 B* 6


          HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (herein, together with its successors and assigns, the "COMPANY"), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal amount of
_____________ DOLLARS ($__________) (or so much thereof as shall not have been prepaid) on July 26, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 7.85% per annum from the date hereof, payable semiannually in arrears on January 26 and July 26 of each year, commencing January 26, 1997, until such unpaid balance shall become due and payable (whether at final maturity, at a date fixed for prepayment or by declaration, acceleration or otherwise), and with interest on any overdue principal (including any overdue required or optional prepayment of principal) and any overdue Makewhole Amount (as that term is defined in the Note Purchase Agreements referred to below), if any, and (to the extent permitted by applicable law) any overdue interest at the rate of 9.85% per annum until paid, such overdue interest, if any, to be payable semiannually as aforesaid or, at the option of the registered holder hereof, on demand. Payments of principal, Makewhole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York, or at such other place as may be provided pursuant to the Note Purchase Agreements referred to below or, in certain circumstances, to the holder of this Note as provided in Section 13 of said Note Purchase Agreements. If any payment or prepayment of principal, Makewhole Amount, if any, or interest on or with respect to this Note becomes due and payable on any day that is not a Business Day, the amount of such payment shall be payable on the next succeeding Business Day and with respect to any such payment of principal, interest shall continue to accrue during any such extension period at the applicable rate of interest in effect immediately prior to such extension. "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York, Chicago, Illinois or Minneapolis, Minnesota.

          This Note is one of the duly authorized 7.85% Senior Notes due 2003 of the Company (the "SERIES A NOTES") which, together with the 8.07% Senior Notes due 2006 of the Company (collectively, together with the Series A Notes, the "NOTES"), are originally issuable in the aggregate principal amount of $50,000,000 pursuant to three separate Note Purchase Agreements, each dated as of July
26, 1996, between the Company and Teachers Insurance and Annuity Association of America, Metropolitan Life Insurance Company, and Metropolitan Insurance and Annuity Company, respectively. The holder of this Note is entitled to the rights and benefits of said Note Purchase Agreements and may on the terms therein set forth enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Reference is hereby made to said Note Purchase Agreements for a statement of such rights and benefits.

          As provided in said Note Purchase Agreements, this Note is subject to required and optional prepayments, in whole and in part, in certain cases with a Makewhole Amount, all as specified in said Note Purchase Agreements.

          Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series A Note or Series A Notes aggregating a like outstanding principal amount will be issued to and registered in the name of the transferee. The Company and any agent of the Company may treat the person in whose name this
Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes.

          In case an Event of Default (as defined in said Note Purchase Agreements) shall occur and be continuing, the principal of this Note, together with interest and Makewhole Amount, in certain circumstances shall become due and payable and in other circumstances may be declared and become due and payable in the manner and with the effect provided in said Note Purchase Agreements.

          THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                         HUTCHINSON TECHNOLOGY INCORPORATED


                         By_________________________________________
                             Name:
                             Title:

                                                               EXHIBIT A-2
                                                                   TO
                                                         NOTE PURCHASE AGREEMENT

                              FORM OF SERIES B NOTE

                       HUTCHINSON TECHNOLOGY INCORPORATED

                           8.07% Senior Note due 2006


No. R-                                                                    [Date]
$                                                             New York, New York
Private Placement No.:  448407 B@ 4


          HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (herein, together with its successors and assigns, the "COMPANY"), for value received, hereby promises to pay to ______________________________, or registered assigns, the principal amount of
_____________ DOLLARS ($__________) (or so much thereof as shall not have been prepaid) on November 26, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 8.07% per annum from the date hereof, payable semiannually in arrears on May 26 and November 26 of each year, commencing May 26, 1997, until such unpaid balance shall become due and payable (whether at final maturity, at a date fixed for prepayment or by declaration, acceleration or otherwise), and with interest on any overdue principal (including any overdue required or optional prepayment of principal) and any overdue Makewhole Amount (as that term is defined in the Note Purchase Agreements referred to below), if any, and (to the extent permitted by applicable law) any overdue interest at the rate of 10.07% per annum until paid, such overdue interest, if any, to be payable semiannually as aforesaid or, at the option of the registered holder hereof, on demand. Payments of principal, Makewhole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office in New York, New York of Morgan Guaranty Trust Company of New York, or at such other place as may be provided pursuant to the Note Purchase Agreements referred to below or, in certain circumstances, to the holder of this Note as provided in Section 13 of said Note Purchase Agreements. If any payment or prepayment of principal, Makewhole Amount, if any, or interest on or with respect to this Note becomes due and payable on any day that is not a Business Day, the amount of such payment shall be payable on the next succeeding Business Day and with respect to any such payment of principal, interest shall continue to accrue during any such extension period at the applicable rate of interest in effect immediately prior to such extension. "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York, New York, Chicago, Illinois or Minneapolis, Minnesota.

          This Note is one of the duly authorized 8.07% Senior Notes due 2006 of the Company (the "SERIES B NOTES") which, together with the 7.85% Senior Notes due 2003 of the Company (collectively, together with the Series B Notes, the "NOTES"), are originally issuable in the aggregate principal amount of $50,000,000 pursuant to three separate Note Purchase Agreements, each dated as of July
26, 1996, between the Company and Teachers Insurance and Annuity Association of America, Metropolitan Life Insurance Company, and Metropolitan Insurance and Annuity Company, respectively. The holder of this Note is entitled to the rights and benefits of said Note Purchase Agreements and may on the terms therein set forth enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Reference is hereby made to said Note Purchase Agreements for a statement of such rights and benefits.

          As provided in said Note Purchase Agreements, this Note is subject to required and optional prepayments, in whole and in part, in certain cases with a Makewhole Amount, all as specified in said Note Purchase Agreements.

          Upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series B Note or Series B Notes aggregating a like outstanding principal amount will be issued to and registered in the name of the transferee. The Company and any agent of the Company may treat the person in whose name this
Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes.

          In case an Event of Default (as defined in said Note Purchase Agreements) shall occur and be continuing, the principal of this Note, together with interest and Makewhole Amount, in certain circumstances shall become due and payable and in other circumstances may be declared and become due and payable in the manner and with the effect provided in said Note Purchase Agreements.

          THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                                       HUTCHINSON TECHNOLOGY INCORPORATED


                                      By______________________________________
                                          Name:
                                          Title:

                                                                EXHIBIT B
                                                                   to
                                                         Note Purchase Agreement

                      FORM OF OPINION OF COMPANY'S COUNSEL



                         [Letterhead of Faegre & Benson]


                                   [Applicable Closing Date]



To Each Note Purchaser Listed
  on the Attached Schedule


     Re:  Hutchinson Technology Incorporated --
          $25,000,000 7.85% Senior Notes due 2003
          $25,000,000 8.07% Senior Notes due 2006

Ladies and Gentlemen:

          We have acted as special counsel to Hutchinson Technology Incorporated, a corporation organized under the laws of the State of Minnesota (the "COMPANY"), in connection with (a) the execution and delivery of the three separate Note Purchase Agreements, each dated as of July 26, 1996 (the "NOTE AGREEMENTS"), between the Company and each of Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company (each, a "Series A Purchaser) and Teachers Insurance and Annuity Association of America (the "SERIES B PURCHASER"), respectively, providing for the issuance by the Company and the purchase by the Series A Purchasers of the Company's 7.85% Senior Notes due 2003 (the "SERIES A NOTES") and the issuance by the Company and the purchase by the Series B Purchaser of the Company's 8.07% Senior Notes due 2006 (the "SERIES B NOTES"), and (b) [the sale by the Company and the purchase by each Series A Purchaser today of the principal amount of Series A Notes set forth opposite its name on Schedule I to the Note Agreements] [the sale by the Company and the purchase by the Series B Purchaser today of Series B Notes in the aggregate principal amount of $25,000,000]. This opinion is delivered to you pursuant to Section 2.2(a) of the Note Agreements. Certain capitalized terms used and not otherwise defined herein have the respective meanings attributed thereto in the Note Agreements.

          In so acting, we have participated in the preparation of and are familiar with the Note Agreements and the Series [A] [B] Notes being purchased by and delivered to the Series [A] [B] Purchaser[s] today (the "NOTES"). In addition, we have examined such records, documents, and other instruments and such certificates of public officials and of officers of the Company, and have made such investigations of law, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain questions of fact material to the opinions expressed below that have not been independently established by us we have relied upon such certificates of public officials and officers of the Company, copies of which have been delivered to you on or prior to the date hereof, and upon the representations and warranties contained in and made pursuant to the Note Agreements.

          We have assumed the genuineness of all signatures (other than the signature of the Company) on all documents examined by us, the authenticity of all documents submitted to us as originals (other than the Note Agreements and the Notes), the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, we are of the opinion that:

               1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to enter into the Note Agreements, to issue and sell the Series A Notes and the Series B Notes, and to perform its obligations under, and to consummate the transactions contemplated by the Note Agreements and the Series A Notes and the Series B Notes. The Company is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties owned or leased by it makes such qualification or licensing necessary.

               2. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now conducted and as proposed to be conducted. The Company owns, beneficially and of record, all the outstanding capital stock of each of its Subsidiaries, in each case free of any Lien and not subject to any warrant or option, and all such capital stock has been duly authorized and validly issued and is fully paid and non-assessable. Each Subsidiary of the Company is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties owned or leased by it makes such qualification or licensing necessary.

               3. The execution and delivery by the Company of the Note Agreements and the Series A Notes and the Series B Notes, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the issuance and sale of the Series A

     Notes and the Series B Notes) have been duly authorized by all necessary corporate action on the part of the Company (no action of its shareholders being required therefor).

               4. The Note Agreements and the Notes have been duly executed and delivered by duly authorized officers of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (b) general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law. The Notes are entitled to the benefits of the Note Agreements.

               5. To the best of our knowledge there are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Body except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Company and its Subsidiaries which
     (a) do not question the validity or enforceability of the Note Agreements or the Notes or any action taken or to be taken pursuant thereto or contemplated thereby and (b) in the aggregate, if adversely determined, would not have a Material Adverse Effect.

               6. Neither the execution and delivery by the Company of the Note Agreements and the Notes nor the performance of the terms and provisions thereof nor the consummation of the transactions contemplated thereby will result in any breach of or be in conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in a loss of any benefit to which the Company or any of its Subsidiaries is entitled under, or result in (or require) the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, the charter or by-laws of the Company or any of its Subsidiaries or any agreement, indenture, mortgage, instrument or License to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, or any existing statute, law, rule, regulation or ordinance, or any Order known to us of any court, arbitrator or Governmental Body applicable to the Company or any of its Subsidiaries or any of their respective properties.

               7. No Order, consent, approval or authorization of, or registration, filing or declaration with, or the taking of any other action in respect of, any Governmental Body or any other Person is required
     (a) for or in connection with the valid execution and delivery by the Company of or the performance by the Company of its obligations under the Note Agreements or the

     Notes or the consummation by the Company of the transactions contemplated thereby, including the offer, issuance, sale and delivery by the Company of the Notes, or (b) as a condition to the legality, validity or enforceability as against the Company of the Note Agreements or the Notes.

               8. It is not necessary, in connection with the offer, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements, to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

               9. Neither the issuance, sale and purchase of the Notes nor the application of the proceeds of the Notes, in each case under the circumstances contemplated by the Note Agreements, nor the execution and delivery of the Note Agreements and the Notes, involve any violation of Regulation G (12 CFR 207), T (12 CFR 220), U (12 CFR 221) or X (12 CFR 224)
     of the Board of Governors of the Federal Reserve System or any other regulation of said Board, or Section 7 of the Exchange Act.


               10. The Company is not an "investment company" or a Person directly or indirectly "controlled" by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not a "public utility" a such term is defined in the Federal Power Act, as amended. The Company is not subject to regulation under any Federal or state law, statute, rule, regulation or ordinance which limits its ability to incur Debt.

          Coudert Brothers, your special counsel in connection with the transactions contemplated by the Note Agreements, may rely on this opinion for purposes of rendering their opinion to you required by Section 2.2(b) of the Note Agreements.

                                             Very truly yours,

                             SCHEDULE OF ADDRESSEES




Metropolitan Life Insurance Company
334 Madison Avenue
Convent Station, New Jersey  07936


ATTENTION: Vice President


Metropolitan Insurance and Annuity Company
334 Madison Avenue
Convent Station, New Jersey  07936


ATTENTION: Vice President


Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, New York  10017

ATTENTION:  Securities Division, Private Placements